Table of Contents

Exhibit 4(h)

AGREEMENT FOR

SUPPLY AND RENDERING OF SERVICES

INDEX

AGREEMENT FOR SUPPLY AND RENDERING OF SERVICES	3
CLAUSE 1 - DEFINITIONS	4
CLAUSE 2 – SUBJECT-MATTER	4
CLAUSE 3 – PROJECT AND LOCAL CONDITIONS	5
CLAUSE 4 - CHANGES	5
CLAUSE 5 – GOVERNING LAW	6
CLAUSE 6 – DOCUMENTS INCLUDED	6
CLAUSE 7 - PRICE	7
CLAUSE 8 – PAYMENT TERMS	10
CLAUSE 9 – TAXES AND SOCIAL SECURITY CONTRIBUTIONS	13
CLAUSE 10 - DEADLINE	14
CLAUSE 11 – OBLIGATIONS OF THE CONTRACTED PARTIES	15
CLAUSE 12 – OBLIGATIONS OF THE CONTRACTING PARTY	18
CLAUSE 13 – INSPECTION OF PERFORMANCE OF THE AGREEMENT	19
CLAUSE 14 – PERFORMANCE TESTS AND ACCEPTANCE OF THE SERVICES	20
CLAUSE 15 – TRAINING AND ASSISTED OPERATION	22
CLAUSE 16- OPTIMIZATION	22
CLAUSE 17 - PENALTIES	23
CLAUSE 18 - RESPONSIBILITIES	25
CLAUSE 19 – FORTUITOUS EVENTS AND FORCE MAJEURE	26
CLAUSE 20 - WARRANTY	27
CLAUSE 21 – SOFTWARE LICENSES AND INTELLECTUAL PROPERTY RIGHTS	29
CLAUSE 22 - CONFIDENTIALITY	33
CLAUSE 23 – TITLE AND RISK OF LOSS	35
CLAUSE 24 - INSURANCE	35
CLAUSE 25 – PERFORMANCE BOND FOR OBLIGATIONS UNDERTAKEN	35
CLAUSE 26 – EQUIPAMENT AND SOFTWARE	36
CLAUSE 27 – PLANS, PROJECTS AND TECHNICAL SPECIFICATIONS	37
CLAUSE 28 – DECLARATIONS OF THE PARTIES	38
CLAUSE 29 – WAIVER OF RIGHTS	39
CLAUSE 30 – ASSIGNMENT AND SUBCONTRACTING	39
CLAUSE 31 - NOTICES	40
CLAUSE 32 - RESCISSION	41
CLAUSE 33 – ADDENDUM TO THE CORE SUPPLY AGREEMENT	42
CLAUSE 34 – COURT AND GOVERNING LAW	43

AGREEMENT FOR SUPPLY AND RENDERING OF SERVICES

By this private agreement, on one hand:

AMAZÔNIA CELULAR S.A., federal tax roll number CNPJ/MF 02.361.554/0002 -14, headquartered at Travessa Rui Barbosa, 931, Nazaré, in the city of Belém, PA, Brazil, represented herein by the undersigned proxies, hereinafter referred to simply as CONTRACTING PARTY; and on the other hand,

ERICSSON TELECOMUNICAÇÕES S.A, federal tax roll number CNPJ/MF 33.067.745/0001 -27, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON; and ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA., federal tax roll number CNPJ/MF 03.619.317/0001 -07, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON SERVIÇOS, and jointly with ERICSSON, hereinafter referred to simply as CONTRACTED PARTIES ;

WHEREAS

-The CONTRACTING PARTY is a company that provides mobile telephone services in Brazil;

-The CONTRACTED PARTIES are companies that supply materials, equipment and services for mobile telecommunication networks, with broad operations and experience in this field, and that they agree to joint liability responsibility for prompt and full compliance with all obligations established herein;

-The CONTRACTING PARTY requested from its suppliers proposals for implementation of a telecommunications network, by means of the “Request for Proposal” RFP no. CEL001-03, dated January 7, 2003, and a new “Request for Proposal” dated November 19, 2003. Given the several amendments undergone by said document and with a view to avoiding any future discussion on the rights and obligations of the parties, the CONTRACTING PARTY delivered to its suppliers, on May 25, 2004, a revised and consolidated “Request for Proposal” consolidating all the information on the scope and extent of the rights, obligations and responsibilities of the parties (CONSOLIDATED RFP) (Attachment 1);

- The CONTRACTED PARTIES supplied, on July 16, 2004, based on the CONSOLIDATED RFP, a Proposal for the execution of services, for a fixed lump sum, subject to item 7.5 (“PROPOSAL)

(Attachment lI);

- as provided by the Supply and Rendering of Services Agreement signed on July 10, 2004, hereinafter referred to simply as “CORE Supply Agreement”, the CONTRACTED PARTIES were hired by the CONTRACTING PARTY, together with Amazônia Celular S.A., a company that is part of the same economic group to which the CONTRACTING PARTY belongs, to supply on a “turnkey lump sum” basis all the new equipment, computer programs, services and new material that make up the CORE of the GSM System (“CORE”), as shown in detail in the CONSOLIDATED RFP (Attachment I);

- The CONTRACTED PARTIES agree and acknowledge that the suppliance that is the subject-matter of this AGREEMENT and the suppliance that is the subject of the CORE Supply Agreement are an integral part of the overall suppliance of a Telecommunications Network by the CONTRACTED PARTIES to the CONTRACTING PARTY, as detailed in the CONSOLIDATED RFP (Attachment I) and that, consequently, timely and correct fulfillment of all the obligations of the CONTRACTED PARTIES pursuant to each of the aforementioned agreements fundamental for the overall suppliance of the aforementioned Telecommunications Network, neither PARTY being excused, under any circumstances, from performing its obligations as described in the other agreements;

The PARTIES hereby agree to enter into this Supply and Rendering of Services Agreement (AGREEMENT), which shall be governed by the applicable regulations and by the following clauses and conditions:

CLAUSE 1 - DEFINITIONS

1.1 The definitions employed in this AGREEMENT are those included in the CONSOLIDATED RFP (Attachment I), in governing laws (as defined in Clause 5), and those identified in Attachment III (“DEFINITIONS”). In the case of any disagreements as to the meaning of the definitions herein, the definitions established in the governing laws shall prevail.

CLAUSE 2 – SUBJECT-MATTER

2.1 The subject-matter of this AGREEMENT is the suppliance and implementation, by the CONTRACTED PARTIES, to the CONTRACTING PARTY, on a “turn-key lump sum” basis (i.e., a complete job for a single lump sum), of all the new equipment, computer programs, services and new material that make up GSM System ACCESS ("ACCESS"), as described in detail in the CONSOLIDATED RFP (Attachment I) and in the PROPOSAL (Attachment II), including the rendering of installation services and integration of ACCESS to the other Network Elements that make up the CONTRACTING PARTY’s Telecommunications Network, as established in the CONSOLIDATED RFP, as well as training, assisted operation and optimization services, as described in detail herein.

2.2. The CONTRACTED PARTIES hereby irrevocably and irreversibly undertake joint liability for the timely and proper compliance with all the obligations indistinctly ascribed to the CONTRACTED PARTIES by this AGREEMENT.

CLAUSE 3 – PROJECT AND LOCAL CONDITIONS

3.1 The CONTRACTED PARTIES expressly declare, for all purposes, that they are fully aware of the Basic Assumptions supplied by the CONTRACTING PARTY regarding the subject-matter of this Agreement, the places where the services shall be rendered, the adjoining areas, access roads, soil and all the other factors and conditions that may influence cost and time required for carrying out the services described herein, and that they themselves shall be responsible for undertaking all the complementary investigations that they may deem necessary.

3.2 The preparation of the Executive Project is under the total and exclusive responsibility of the CONTRACTED PARTIES, which must use as a basis all the assumptions they regard as necessary for its preparation. Should the CONTRACTING PARTY have prepared the Executive Project, the CONTRACTED PARTIES shall undertake to review it and to make the required changes in it, as necessary, being responsible for the project totally and exclusively. Under both hypotheses, the corresponding cost, whether of preparation or of reviewing the Executive Project, has been budgeted and taken into account in the price established in item 7.2 herein.

3.3 Pursuant to the provisions of items 3.1 and 3.2, the CONTRACTED PARTIES shall have no right to any complaint, indemnification, claim for additional payment, or claim regarding the characterization of extraordinary service, including for the purpose of justifying delays or extensions of the deadlines agreed upon in the agreement, due to alleged project errors, resulting from difficulties or hindrances of any nature, concerning the conditions that prevail at the place where the services are to be rendered, notably the geologic, climactic or environmental conditions, and concerning the conditions set forth in the documents of the AGREEMENT.

CLAUSE 4 - CHANGES

4.1 The CONTRACTING PARTY may determine, in writing, changes affecting the basic assumptions supplied. Should the CONTRACTED PARTIES find out that the project changes determined by the CONTRACTING PARTY shall increase the AGREEMENT’s lump sum Value, or adversely affect the capacity of the CONTRACTED PARTIES to meet scheduled deadlines, the PARTIES shall negotiate, in good faith, an adjustment of the AGREEMENT’s lump sum and/or of the scheduled deadlines, so as to reflect the changes fairly. Possible changes in scheduled deadlines shall only be negotiated in connection with possible increases.

4.1.1 The PARTIES hereby agree that, should changes occur to Basic Assumptions resulting in an increase or reduction of up to twenty-two percent (22%) in the number of Sites and/or Capacity, as determined in Attachment III, regarding the number of Sites and Capacity stipulated by the

CONTRACTED PARTIES in the Executive Project, the average prices per Site (which include infrastructure, hardware, software, features, connected services, etc.) and that make up the Agreement’s Lump sum submitted as part of the PROPOSAL (Attachment II) shall be maintained.

4.1.2 Should the Basic Assumption suffer any changes representing a reduction in the number of Sites, the CONTRACTING PARTY shall communicate said reduction to the CONTRACTED PARTIES within, at most, three (3) weeks as from the date on which the agreement is signed.

4.2. The CONTRACTED PARTIES may suggest changes regarding the Basic Assumptions that were supplied by the CONTRACTING PARTY, provided that these: (i) do not adversely affect the minimum conditions established in the CONSOLIDATED RFP; (ii) do not reduce ACCESS reliability, capacity, performance, quality and useful life; (iii) neither increase the value of the AGREEMENT nor generate any additional costs for the CONTRACTING PARTY; (iv) do not cause the key dates described in the time schedule to be delayed; (v) do not impair the Guarantees obtained and/or Insurance Policies taken out; and (vi) do not affect the CONTRACTING PARTY’s Payment Schedule. The suggested changes may only be implemented once they have been discussed with and authorized by the CONTRACTING PARTY.

CLAUSE 5 – GOVERNING LAW

5.1 In the execution and interpretation of this AGREEMENT, all the regulations that govern the Personal Mobile Service, whether they be laws, decrees, administrative acts, instructions, or resolutions, among others, shall be taken into account, complied with and applied by the CONTRACTED PARTIES, regardless of whether or not any reference is made to them herein and/or in the documents attached to this AGREEMENT.

5.2 Without prejudice to compliance with and fulfillment of the other rules issued by the National Telecommunications Agency – ANATEL (Agência Nacional de Telecomunicações), any unit of certified products that may come to be supplied by the CONTRACTED PARTIES to the CONTRACTING PARTY shall carry an identification plate in a visible spot, with the name of the manufacturer and the address of the supplier in this country. All certified products that use radioelectric frequency, in addition to the above requirement, shall bear the following message: “This product can only go into operation once its operating license, issued by the appropriate technical body of the Ministry of Communications, has been obtained.”

CLAUSE 6 – DOCUMENTS INCLUDED

6.1 For all legal purposes and effects, this AGREEMENT comprises the documents listed below, as if they were transcribed herein. These documents hereinafter shall be referred to as Included Documents.

Attachment I	CONSOLIDATED RFP

Attachment II	PROPOSAL

Attachment III	DEFINITIONS

Attachment IV	LIST OF UNIT PRICES (“LUP”)

Attachment V	ENDER USER STATEMENT

6.2 Should there be any discrepancy between this AGREEMENT and the documents that it comprises, the following order of prevalence shall apply, its being hereby established that the requirements of the CONSOLIDATED RFP explicitly mentioned in the PROPOSAL as not having been fulfilled or having been carried out differently from the specifications described in the CONSOLIDATED RFP shall prevail over the CONSOLIDATED RFP.

(a)	AGREEMENT

(b)	CONSOLIDATED RFP (Attachment I)

(c)	PROPOSAL (Attachment II)

(d)	DEFINITIONS (Attachment III)

(e)	LIST OF UNIT PRICES (“LUP”) (Attachment IV)

(f)	END USER STATEMENT

CLAUSE 7 - PRICE

7.1 The system for executing the job that is the subject-matter of this AGREEMENT is the “turn-key lump sum” system.

7.2 The lump sum for supplying and implementing ACCESS shall be the sum of: (i) fifty-three million seven hundred and eighty-five thousand and forty-two reais and seventy-five centavos (R$53,785,042.75), which amount shall be fixed and not adjustable, referring to local materials, equipment and services, and of: (ii) five million, six hundred and fifty-one thousand and seventy-three reais and eighty centavos (R$5,651,073.80), which amount refers to equipment, materials and software to be imported from abroad, worth, in foreign currency, on the date on which this agreement was signed, one million eight hundred and twenty-one thousand seven hundred and fifty-one U.S. dollars and seventy-one cents (US$ 1,821,751.71) .

7.2.1 The price of the equipment, materials and software programs that shall be imported, as provided for under item 7.2 above, shall be adjusted in the case of fluctuation between the US dollar exchange rate and the day preceding invoicing, as published in SISBACEN PTAX 800 Option 5, exceeds five per cent (5%). For the purposes of measuring this fluctuation, the U.S. dollar exchange rate to be taken into account is three point one zero two zero reais to the dollar (R$3.1020/USD) .

7.2.2 The price stated above includes, in addition to the CONTRACTED PARTIES’ profit, all direct costs (materials, labor, administration, social charges, labor charges and taxes, among others) and indirect costs (charges, insurance, taxes, customs duties and expenses, operational transport expenses, the transport of materials, products and people and their respective insurance, packaging, bed and board, air fares, bus fares, local travel, equipment, tools, and consumable goods, among others) incurred or to be incurred by the CONTRACTED PARTIES in order to supply and implement ACCESS, its being inadmissible, under any circumstances and regardless of the reason, that any additional amounts be charged by the CONTRACTED PARTIES, given that they are being hired for a lump sum.

7.2.3 The PARTIES acknowledge that the direct or indirect costs described above may undergo some fluctuation after this AGREEMENT has been signed and while it is being performed, due to foreseeable events such as inflation, fluctuation of the price of raw materials, the need to substitute materials or use of alternative means of production, project adjustments (provided that no changes are made to the Basic Assumptions supplied by the CONTRACTING PARTY), or changes in taxation, among others, the CONTRACTED PARTIES undertaking to bear the risk for these fluctuations and the ensuing added costs, this being an essential prerequisite for this AGREEMENT to be entered into. So that no doubts may arise as to the foreseeability of certain events, the following are hereby classified as foreseeable, in addition to the aforementioned items:

(i) strikes of the CONTRACTED PARTIES’ personnel or of companies subcontracted by them;

(ii) acts of God and meteorological phenomena typical of the time or place where the services are being rendered, such as landslides, storms, and flooding, among others;

(iii) delays in the obtainment of licenses or permits of any nature that may be required for executing the services; and

(iv) delays in the importation of equipment and customs clearance.

7.3 The proposed lump sum price takes into account all of the activities (direct, indirect, accessory, alternative, and complementary, among others) required to supply and implement ACCESS, pursuant to the CONSOLIDATED RFP and the PROPOSAL, regardless of whether these activities are expressly listed herein. Only if the CONTRACTING PARTY requests, in writing, changes to the Basic Assumptions, as per clause 4, or in the case of new contractual agreements, shall the CONTRACTED PARTIES be entitled to the respective adjustment of prices and deadlines.

7.4 In the case of new contractual agreements related to the scope established in the CONSOLIDATED RFP (Attachment I), the parties shall comply with the pricing listed on the List of

Unit Prices (“LUP”) (Attachment IV), as well as with the same commercial terms agreed upon herein. The CONTRACTED PARTIES guarantee that, for a four (4) year period of time as from the signing of this AGREEMENT, the prices listed in the LUP shall be maintained as the maximum pricing values to be charged from the CONTRACTING PARTY for supplying new goods and services, excluding the rights to adjustment described in the items below. Should the CONTRACTED PARTIES refuse to comply with the maximum amounts agreed upon, the CONTRACTING PARTY shall be entitled to judicially request from the CONTRACTED PARTIES payment equal to twice the amount expended in excess, this AGREEMENT serving, together with the invoice, as the extrajudicial document valid for commencing an execution process.

7.5 The base date for the unit prices shown on the LUP is the date on which this AGREEMENT shall be signed.

7.5.1 The relative price of the materials, equipment (HWL) and domestic services (SERVL) and a portion equal to forty per cent (40%) of the materials and equipment that have imported raw materials or input (HWL/I), expressed in the LUP in domestic currency (R$), for the purposes of the provisions described in item 7.4 above, shall be adjusted after one-year periods, the adjusted amount being valid for the one-year period subsequent to adjustment, by applying the following formula:

I = 0.90 X(I1- I0) / I0

Where:

I= Sought adjustment index.

I0= Initial index concerning the cost index corresponding to the date on which this AGREEMENT shall be signed.

I1= Same index concerning the month immediately prior to the foreseen adjustment month, i.e., the 12th, 24th, and 36th months after the month on which this AGREEMENT shall be signed, and so forth.

(i) The adjustment established in this item shall only apply to payments of amounts that concern new purchases made as from the first day immediately following the end of the twelfth (12th) month after the signing of this AGREEMENT.

(ii) The index to be adopted shall be the Economic Index / IGP- DI (General Price Index - Internal Availability), column 2, published by the Conjuntura Econômica magazine of Fundação Getúlio Vargas or, in its absence, any similar index that may come to replace it.

(iii) The coefficient calculated through the adjustment formula shall be worked out up to the third decimal, the other ones being disregarded.

(iv) Should the law come to allow a reduction in the frequency of adjustment, the PARTIES may negotiate a new adjustment period, to be considered for the purposes of this AGREEMENT.

7.5.2 The price in reais of the materials, equipment, and software expressed in the LUP in foreign currency (U.S. dollars – USD), for the purposes of what has been described in item 7.4 above, shall be calculated using the USD exchange rate of three point zero two zero reais per dollar (R$3.1020/USD); this shall be adjusted when the difference between the USD exchange rate and the rate on the day immediately preceding invoicing, as published by SISBACEN PTAX 800 Option 5, is greater than five per cent (5%).

7.5.3 The price in reais of the portion equal to sixty per cent (60%) of the national equipment and materials that contain some imported raw materials or input (HWIJI), for the purposes of what has been described in item 7.4 above, shall be adjusted for new purchases only when the difference between the USD exchange rate and the rate on the day immediately preceding actual purchase, as published by SISBACEN PTAX 800 Option 5, is greater than five per cent (5%). For the purpose of assessing this difference, the USD exchange rate to be taken into account is three point zero two zero reais per dollar (R$ 3.1020/USD);

7.6 The total value of this AGREEMENT, for the purpose of what has been described in Clauses 17 and 18, shall be equal to the sum of the amounts in reais calculated in item 7.2 (i) and (ii).

CLAUSE 8 – PAYMENT TERMS

8.1 Payments shall only be made once the CONTRACTING PARTY has accepted that the events to which they refer have indeed occurred, according to the following Timetable and subsequent items:

Event	Physical Event	Value

0	Signing AGREEMENT.	Twenty per cent (20%) of the AGREEMENT’s total value, as per item 7.6.

1	Delivery of all of the equipment, materials and software by Site, as defined in Attachment III.	Thirty per cent (30%) of the AGREEMENT’s total value, as per item 7.6, to be paid on a prorated basis, by Site, taking into account the table included in item 8.1.1.

2	Issuance of the Statement of Initial Acceptance of the System that is the subject-matter of the AGREEMENT or Commercial Activation of each Site, as defined in	Twenty per cent (20%) of the total value of the AGREEMENT, as per item 7.6, if the Statement of Initial Acceptance is issued, or twenty per cent (20%) of the AGREEMENT’s total value, prorated by commercially activated Site, if commercial activation takes place, taking into account the table

	Attachment III, whichever takes place first.	included in item 8.1.1.

3	Issuance of the Statement of Partial Acceptance of the System that is the subject-matter of the AGREEMENT.	Twenty per cent (20%) of the total value of the AGREEMENT, as per item 7.6

4	Issuance of the Statement of Final Acceptance of the System that is the subject- matter of the AGREEMENT.	Ten per cent (10%) of the total value of the AGREEMENT, as per item 7.6.

8.1.1 The CONTRACTED PARTIES shall undertake to supply a table with the prorated value per Site, to be paid in connection with events 1 and 2 mentioned in item 8.1 above. This table shall be submitted to the CONTRACTING PARTY for approval immediately after this AGREEMENT has been signed.

8.1.2. The parties agree that payment of the advance described as Event 0 of item 8.1 is subject to submission by the CONTRACTED PARTIES of a Bank Letter of Guarantee, the value of which shall be equal to twenty per cent (20%) of the total value of this AGREEMENT, as per item 7.6, to be issued by a first-tier financial institution, which shall be required to waive the benefits granted under articles 827, 835 and 838 of the Brazilian Civil Code. The said Bank Letter of Guarantee shall be valid up to the time when Event 1 of item 8.1 has been discharged.

8.2 The payments shall be made in accordance with the payment timetable above either on the sixtieth (60th) day following acceptance of the corresponding physical event or on the thirtieth (30th) day following submission to the CONTRACTING PARTY of the invoice, in two (02) copies of like tenor, the latest of the two dates being the prevailing payment date, subject to the provisions of Clause 9.

8.3 The payments shall be subject to discharging all obligations undertaken and/or resulting from this AGREEMENT, the CONTRACTING PARTY being required to deposit the amount owed directly into the bank accounts indicated by the CONTRACTED PARTIES, the respective payment slips being valid as payment receipts.

8.4. One of the conditions for payment (except for event 0 – anticipation of payment, shown in item 8.1) is the obtainment by the CONTRACTED PARTIES of a firm, long-term financing offer, signed by a first-tier, domestic or international, public or private, multilateral or financial institution, or from export credit agencies (hereinafter referred to simply as BANK). This firm finance offer shall include the term of the loan, the interest rate, commissions and covenants in keeping with normal market standards, the conditions of which, at the very least, must be equal to those presented by the CONTRACTED PARTIES in letter CE/EDB/ETT 04:066 issued on July 16, 2004, and guarantees that the CONTRACTING PARTY is able to provide, in the light of its preceding commitments to third parties, and/or resulting from statutory limitations. If, at the time of the payment(s) owed to the CONTRACTED PARTIES pursuant to this clause, the CONTRACTING PARTY and the BANK have not signed the financing agreement on an unconditional, irrevocable and irreversible basis under the terms of the firm offer of financing signed by the financial institution, due to a fact or action imputable solely to the CONTRACTING PARTY, the latter shall continue to make the payments owed to the CONTRACTED PARTIES, in accordance with the payment timetable stipulated herein.

8.5 Payments shall be made on working Mondays, Wednesdays or Fridays. Payments falling due on other days of the week shall be paid on the immediately subsequent working Monday, Wednesday or Friday, as appropriate, at no extra cost to the CONTRACTING PARTY.

8.6 The CONTRACTED PARTIES shall, when issuing receipts or invoices, ensure these documents are correctly filled in. They shall mandatorily include the number of the AGREEMENT, the identification of the portion to be paid, the rates of applicable taxes and their respective amounts, a detailed list of the materials and equipment supplied and the registration code(s) for the equipment at BNDES/FINAME, as applicable.

8.7 The CONTRACTING PARTY, should there be any credits in its favor resulting from fines or damages caused by the CONTRACTED PARTIES in connection with this AGREEMENT, may at its discretion deduct these amounts from the payments disbursed to the CONTRACTED PARTIES, as of the issuance of the Statement of Partial Acceptance and/or of the Statement of Final Acceptance, as appropriate, subject to prior notice in writing to the CONTRACTED PARTIES.

8.8 The CONTRACTED PARTIES reserve themselves the right to suspend activities resulting from this AGREEMENT thirty (30) days after the CONTRACTING PARTY receives an extrajudicial or judicial notice from the former, in the case of unjustified delays in payment in excess of thirty (30) days. This hypothesis does not apply neither to the cases mentioned in items 8.4 and 8.7 above, nor to those cases described in this AGREEMENT where failure of the CONTRACTING PARTY to pay is expressly authorized and justified.

8.9 Concerning past-due payments, where the AGREEMENT or the law lack provisions justifying non-payment, the CONTRACTED PARTIES shall have the right to charge interest on overdue payment from the CONTRACTING PARTY, at the rate of one per cent (1%) per month, plus monetary indexation based on the IGP-DI general price index up to the date on which payment actually occurs, other than in those cases stipulated herein that expressly eliminate the incidence of monetary indexation.

8.10 The CONTRACTED PARTIES may neither assign nor pledge to third parties the amounts to which they are entitled under this AGREEMENT without prior authorization to do so from the

CONTRACTING PARTY.

CLAUSE 9 – TAXES AND SOCIAL SECURITY CONTRIBUTIONS

9.1 Regarding the National Social Security Institute – INSS, the CONTRACTING PARTY shall comply with Law 9.711/98 and regulatory instruction 100/2003, as well as with the amendments introduced by IN105/2004. It is mandatory to specify the Social Security payments, as well as to inform the INSS Specific Registration number (CEI – Cadastro Específico do INSS) and the address of the location in the invoice or receipt for services rendered under the responsibility of the CONTRACTED PARTIES.

9.2 All taxes must also be broken out in each invoice submitted, together with an indication of the tax rate applied or inclusion of the exemption text, as determined by current laws. The amounts concerning supplies of materials and/or of equipment of their own or of third parties, indispensable for the CONTRACTED PARTIES to carry out their services shall be indicated in each invoice submitted, under penalty of taxes due being withheld for the full amount of the fiscal document.

9.3 Responsibility for opening and discharging CEI registration lies with the CONTRACTING PARTY. However, the CONTRACTED PARTIES shall be responsible for preparing, organizing and submitting to the CONTRACTING PARTY all the documentation required by the INSS for clearance of work sites where social security is concerned, including of subcontracted parties, in accordance with the directives of the CEI manual that is part of this AGREEMENT.

9.3.1 The documents to be presented shall either be the original ones or authenticated copies thereof, collated and organized in the form of a DATA BOOK, by CEI registration number, to be submitted within fifteen (15) days, at most, of the completion of the work at a given site.

9.3.2 Should the CONTRACTED PARTIES fail to submit the aforementioned documentation by the established deadline, the CONTRACTING PARTY shall hereby be authorized to withhold fifty per cent (50%) of the value of the subsequent payment due according to the agreement, regardless of any warning or notices, which percentage shall only be released by the CONTRACTING PARTY once the requested documents have been properly submitted.

9.3.3 The last payment stipulated herein shall only be made after the CONTRACTED PARTIES submit to the CONTRACTING PARTY all the documentation necessary for normal discharging of CEI registration numbers at the INSS.

9.3.4 Should the CONTRACTED PARTIES use the same insured parties to service several contracting companies, alternately, during the same time period, they shall be exempt, pursuant to article 171 and the sole paragraph of INSS Regulatory Instruction no. 100/03, from preparing separate Payroll and Payment Forms for the Severance Indemnity Fund for Employees and Information for Social Security (GFIP – Guia de Recolhimento do Fundo de Garantia por Tempo de Serviço e Informações à Previdência Social), provided that this situation is duly demonstrated, the

CONTRACTED PARTIES being the only ones responsible for said information.

9.3.5 Should application of the provisions described in item 9.3.4 above come to be questioned by INSS inspections, making it impossible for the CONTRACTING PARTY to discharge CEI registration, the CONTRACTED PARTIES shall be entirely responsible for any costs or damages ensuing from this situation, including the payment of possible fines that said inspection might levy from the CONTRACTING PARTY.

9.4 Regarding the Tax on Services of Any Nature (ISSQN – Imposto Sobre Serviços de Qualquer Natureza), the CONTRACTING PARTY shall comply with the municipal laws of the places where the services are actually rendered, regardless of what is stated in the laws of the municipality in which the service provider is headquartered.

9.5 The CONTRACTING PARTY, when it is the withholding party, shall pay the taxes mandated by the laws currently in force and is hereby authorized to discount these amounts from the amounts it shall owe the CONTRACTED PARTIES by force of this AGREEMENT.

9.6 For any new contractual arrangements, pursuant to item 7.4 above, the PARTIES agree to review the prices listed in the LUP should any taxes be created, changed or eliminated, after this AGREEMENT has been signed, provided that this is shown to affect the prices agreed to herein and set out in the LUP.

9.7 Not withstanding the payment terms agreed to in their specific clause, all fiscal documents concerning services rendered by the CONTRACTED PARTIES shall be issued and delivered to the facilities of the CONTRACTING PARTY by the twentieth (20th) day of the month in which the respective invoice or receipt is issued, so as to allow the CONTRACTING PARTY to pay the appropriate taxes within the timeframe established by law.

CLAUSE 10 - DEADLINE

10.1 The PARTIES agree that the deadline for ACCESS supply and implementation is three hundred and ninety (390) days, as of the date on which this AGREEMENT is signed, in compliance with the terms of the Implementation Schedule that is part of the PROPOSAL (Attachment II) and the hypotheses of survival of the clauses expressly described in this AGREEMENT.

10.2 The deadlines stipulated in this clause may only be extended subject to an Agreement Addendum and in the following cases:

a) temporary suspension of the service by direct order of the CONTRACTING PARTY, in writing, for reasons that cannot be imputed to the CONTRACTED PARTIES, pursuant to Clause 13. In this case, the CONTRACTING PARTY shall refund the CONTRACTED PARTIES for the direct costs incurred by the latter as a result of and for the time period during which the suspension remains in effect, pursuant to the provisions of Clause 14. The CONTRACTING PARTY shall not be responsible for compensating the CONTRACTED PARTIES for lost income.

b) fortuitous events or force majeure, duly evidenced by the CONTRACTED PARTIES, pursuant to the provisions of Clause 19. In this case, each PARTY shall bear the cost of its own losses for the period during which the extension remains in effect.

c) failure imputable only to the CONTRACTING PARTY to provide a suitable environment for implementation of the ACCESS required for the performance of the subject-matter hereof, as per item 12.1 (b). In this case, the CONTRACTING PARTY shall refund the CONTRACTED PARTIES for the direct costs incurred by the latter as a result of failure to make the environment available, and for as long as this situation persists. The CONTRACTING PARTY shall not be responsible for compensation to the CONTRACTED PARTIES for lost income as a result of the extension.

10.3 The potential extension granted in the cases mentioned in item 10.2 above shall correspond to the number of days of delay that actually occur and shall only be applied to the services that are proven to have been hindered by the delay.

10.4 The following shall not justify falling behind schedule in the performance of any of the services: the fact that the CONTRACTING PARTY may totally or partially reject any of the services and/or materials executed and/or employed if they do not correspond to the requirements, obligations and conditions of this AGREEMENT. Similarly, eventual suspension of services determined by the CONTRACTING PARTY’s inspectors in the case of irregularities being identified, as per Clause 13, shall not be accepted as justification for falling behind schedule.

CLAUSE 11 – OBLIGATIONS OF THE CONTRACTED PARTIES

11.1 In addition to the other obligations described herein, the CONTRACTED PARTIES shall jointly:

(a) Fulfill the Implementation Schedule that is part of the PROPOSAL (Attachment II) as well as the other obligations included herein and in the other Attachments;

(b) Prepare and deliver to the CONTRACTING PARTY, by the fifteenth (15th) day of the subsequent month, a DATA BOOK containing a copy of the documents listed below, regarding performance of the services during the previous month, under penalty of the payments possibly due to the CONTRACTED PARTIES by the CONTRACTING PARTY for the services that concern the respective Site, as defined herein, being withheld, and of becoming liable to the fine set out in item 17.1 (ii), should the CONTRACTED PARTIES fail to solve the irregularities of the documentation within thirty (30) days as from receipt of a notice to this effect from the CONTRACTING PARTY. Alternatively, the aforementioned DATA BOOK may be requested by the CONTRACTING PARTY, solely at its discretion, whenever the latter regards it as necessary, within a time frame that shall be reasonably set in a notice to the CONTRACTED PARTIES on this matter.

(i) Tax Payment Form for the Tax on Services (ISS – Imposto sobre Serviços), paid in the municipality in which the services are rendered, other than in the cases in which Municipal Law transfers to the CONTRACTING PARTY the obligation of withholding the Tax on Services at source and consequently of paying it;

(ii) Tax Payment Form for Income Tax Withheld at Source, when it occurs;

(iii) Payment Form for Social Security Contributions;

(iv) Payment Form for the Contributions to the Severance Indemnity Fund for Employees (FGTS – Fundo de Garantia de Tempo de Serviço);

(v) Payment Forms for the Union, Assistance and Confederative Contributions - General Registry of Unemployed People (CAGED – Cadastro Geral de Desempregados);

(vi) Proof of delivery of Individual Protection Equipment (EPI – Equipamentos de Proteção Individual), to be supplied to the staff of the CONTRACTING PARTY and of its subcontractors;

(vii) List of the people who worked in the month to which the report applies, under the responsibility of the CONTRACTED PARTIES and of its subcontractors;

(viii) Employee Registration Card (FRE – Ficha de Registro de Empregados), admittance and periodical examination of the employees hired by the CONTRACTED PARTIES and by its subcontractors during and for the execution of the services that are the subject-matter of this AGREEMENT;

(ix) Employee Contract Rescission Statement and dismissal examination; and

(x) Monthly report showing the number of employees of the CONTRACTED PARTIES and its subcontractors by number of hours worked, number of accidents with and without leave of absence, with a copy of the Occupational Accident Communication (CAT – Comunicação de Acidente do Trabalho) and proof of payment of the Occupational Accident Insurance (SAT – Seguro de Acidente do Trabalho).

(c) Deliver to the CONTRACTING PARTY a copy of all the original documentation that makes up the aforementioned DATA BOOK at the end of this AGREEMENT;

(d) Only subcontract the services covered by this AGREEMENT with approval of the CONTRACTING PARTY, pursuant to Clause 30. In this case, the aforementioned documents (DATA BOOK) should be supplied by the subcontracted company, the CONTRACTED PARTIES continuing to be the sole parties responsible for supplying to the CONTRACTING PARTY all elements covered by this AGREEMENT;

(e) Ensure that all its employees and the employees of the subcontractors are duly registered, in accordance with the laws currently in effect, undertaking, furthermore, to keep all legal obligations pertaining to the activities carried out by their employees up to date, including those of a labor nature and related to social security;

(f) Ensure that appropriate security measures are taken to avoid accidents and that all the work carried out is executed in accordance with the appropriate occupational safety and health laws, regardless of whether the work is being carried out by the CONTRACTED PARTIES themselves or subcontracted by them;

(g) Replace their employees, at any time, should the CONTRACTING PARTY so request, provided there is evidence of inadequate employee performance, the CONTRACTED PARTIES being held responsible, furthermore, for all costs resulting from the replacement;

(h) Adequately protect the assets of the CONTRACTING PARTY and of third parties, ensuring the conservation and maintenance of its facilities, equipment and materials. During the process of supplying and installing the equipment hereby agreed to, the CONTRACTED PARTIES and its employees or third parties under their responsibility shall also comply with the standards that concern the use and conservation of the CONTRACTING PARTY’s facilities under penalty of payment for damages caused;

(i) Be responsible for obtaining all the licenses or authorizations required in order to supply, implement and operate the ACCESS, including environmental licenses, and, furthermore, bear all costs necessary for obtaining them, except for those licenses that need to be obtained from ANEEL, which fall under the CONTRACTING PARTY’s responsibility, the CONTRACTED PARTIES being obliged, however, to provide all the necessary support for the aforementioned obtainment;

(j) To maintain in Brazil, throughout the period of validity of this AGREEMENT, a workshop for the replacement of circuit boards and components, so as to ensure that all the parts sent for repairs by the CONTRACTING PARTY be returned by the CONTRACTED PARTIES within sixty (60) days at most, both for locally manufactured and imported equipment;

(k) Supply ACCESS in compliance with the rules published by the Ministry of Communications, by ANATEL and by other public administration offices, including, but not limiting themselves to, those that concern the Personal Mobile System (SMP – Sistema Móvel Pessoal), where materials and equipment are concerned, until the date of issue of the Statement of Initial Acceptance, bearing all the costs inherent and resulting from this;

(l) Inform the CONTRACTING PARTY, on a weekly basis, of the progress of the services under contract, in accordance with the Implementation Schedule, showing how events are progressing, an analysis of possible deviations from the schedule and measures taken to recover lost time, including with regard to services carried out by those sub-contracted, as applicable;

(m) Provide, at any time, the information required by the CONTRACTING PARTY on the process of supplying the subject-matter of this AGREEMENT and on the Implementation Schedule established in the PROPOSAL (Attachment II), containing the details necessary for keeping track of timing well and reliably;

(n) Provide the CONTRACTING PARTY with a copy of the insurance policies taken out in the name of the CONTRACTED PARTIES, pursuant to Clause 24, as well as the proof of payment of their respective premiums;

(o) Appoint a Project Manager to interact with the Project Manager appointed by the CONTRACTING PARTY, fully managing the obligations of the CONTRACTED PARTIES and of the subcontracted PARTIES. The Project Manager shall: a) have full knowledge of the entire context of the Projects; and b) have the authority to make day-to-day decisions concerning the Project and the respective staff;

(p) Fulfill, observe, respect, comply and ensure compliance with all laws currently in force concerning the protection and conservation of the environment, as well as the internal recommendations, procedures, standards and policies of the CONTRACTING PARTY;

(q) Guarantee safe warehousing and storage, as well as the prompt removal or elimination of any residues eventually generated, whether or not within the scope of this AGREEMENT, with a view to full compliance with the environmental protection laws currently in force;

(r) Protect the CONTRACTING PARTY from any judicial and/or administrative claims to which the CONTRACTED PARTIES and parties associated to it may give rise and that, in any way, result from the legal relation between the parties to the AGREEMENT, bearing the full responsibility and ensuing costs and undertaking, moreover, to formally request, vis à vis the appropriate authorities, that the CONTRACTING PARTY be exempted from liability for the claim or replaced in connection with it. Should the CONTRACTING PARTY come to face any claims against it, the CONTRACTED PARTIES shall undertake to refund all the costs that the CONTRACTING PARTY may come to incur as a result of such claims, including, with regard to costs, the full amount of the legal fees that the CONTRACTING PARTY may come to disburse to defend its interests, as well as the fees for experts and accountants or for any expenses incurred in connection with the investigation, defense, maintenance, preservation or execution of any of the rights described herein, regardless of when the claims are made, pursuant to the provisions of item 17.3 herein;

(s) Guarantee that the materials and equipment (hardware and software) supplied shall be fully compatible with the materials and equipment supplied by the other companies hired by the CONTRACTING PARTY for the implementation of the Telecommunications Network, so that the network’s functioning and operation shall be flawless, and in compliance with the internationally accepted standards mentioned in the CONSOLIDATED RFP.

CLAUSE 12 – OBLIGATIONS OF THE CONTRACTING PARTY

In addition to the other obligations described herein, the CONTRACTING PARTY shall:

(a) Pay the payments owed to the CONTRACTED PARTIES as per Clause 8;

(b) Make available to the CONTRACTED PARTIES a suitable environment for the implementation of ACCESS, as described in the CONSOLIDATED RFP (Attachment I) and as required for performance of this AGREEMENT;

(c) Allow access to all the sites belonging to the CONTRACTING PARTY, twenty-four (24) hours a day, three hundred and sixty-five (365) days a year, subject to the CONTRACTED PARTIES supplying a list of personnel who shall have access to the site, together with the respective documentation. The deadlines for the sites owned by third parties shall be negotiated with the CONTRACTING PARTY ahead of time;

(d) Appoint a Project Manager, during the process of supplying ACCESS, to interact with the Project Manager of the CONTRACTED PARTIES, who shall have: a) full knowledge of the entire context of the Project; and b) full authority to make day-to-day decisions concerning the Project and the respective personnel;

(e) inform the CONTRACTED PARTIES, in writing, of the reasons that motivated possible rejection of equipment and/or services delivered.

CLAUSE 13 – INSPECTION OF PERFORMANCE OF THE AGREEMENT

13.1 The CONTRACTING PARTY and its employees, agents or representatives shall always have the right to inspect the performance of the CONTRACTED PARTIES under this AGREEMENT, but this in no way shall exempt the latter from full and exclusive responsibility or diminish said responsibility.

13.2 The CONTRACTING PARTY has the right to decide that part or even all of this AGREEMENT shall be suspended, subject to an extrajudicial or judicial notice to the CONTRACTED PARTIES. This suspension shall not exempt the CONTRACTING PARTY from its financial obligations regarding the CONTRACTED PARTIES in connection with equipment and services already delivered and accepted by the former, pursuant to item 8.1 herein.

13.3 If suspension is decided upon because ACCESS implementation or supply is not in compliance with the terms hereof or with the governing laws and regulations, and should the CONTRACTED PARTIES fail to solve the irregularities found within the timeframe determined by the CONTRACTING PARTY, thereby jeopardizing fulfillment of the Implementation Schedule that is part of the PROPOSAL (Attachment II), the CONTRACTING PARTY may rescind this AGREEMENT, pursuant to Clause 32, in which case the CONTRACTED PARTIES shall have no right to any indemnification, being entitled merely to receive payment for the events discharged and accepted by the CONTRACTING PARTY up to the date on which rescission is communicated, besides being liable for the penalties described in item 17.1 (i).

CLAUSE 14 – PERFORMANCE TESTS AND ACCEPTANCE OF THE SERVICES

14.1 While the AGREEMENT is being performed, the CONTRACTING PARTY may choose between monitoring the acceptance tests in the field or working with reports concerning the testing carried out, issued by the CONTRACTED PARTIES.

14.2 Once all suppliance and services have been completed and ACCESS implemented, the CONTRACTED PARTIES shall notify the CONTRACTING PARTY of this in writing.

14.3 The CONTRACTING PARTY, in conjunction with the CONTRACTED PARTIES, shall proceed to begin the performance tests, in compliance with the procedures determined in the CONSOLIDATED RFP (Attachment I), in order to ensure that any equipment, individual subsystems or systems shall comply with all the specifications described in the CONSOLIDATED RFP.

14.4 Should the CONTRACTING PARTY consider that the equipment was delivered and that commissioning took place correctly, pursuant to the stipulations hereof, it shall issue the Statement of Acceptance per Site, as established in the CONSOLIDATED RFP (Attachment I).

14.5 Once ACCESS implementation has been completed and the interconnection of all the various Network Elements, including the CORE, has been accomplished, pursuant to the CORE Supply Agreement, so as to allow the system to function, the CONTRACTING PARTY shall check whether the services are in order and whether they were carried out in accordance with the stipulations hereof. Should no irregularity be found, the CONTRACTING PARTY shall issue the Statement of Initial Acceptance, as described in the CONSOLIDATED RFP (Attachment I). Otherwise, the CONTRACTED PARTIES shall be sent a notice to correct the defects pointed out, undertaking to promptly initiate the required repairs and/or complementation, under penalty of the CONTRACTING PARTY executing them itself or having them executed by third parties, should the CONTRACTED PARTIES fail to do so, debiting expenses made to the CONTRACTED PARTIES.

14.6 Once the Statement of Initial Acceptance has been issued, a period of ninety (90) days shall commence, during which time the CONTRACTED PARTIES shall render the services of training and assisted operation, pursuant to Clause 16. After this ninety (90) day period, should the CONTRACTING PARTY find no defects or irregularities in ACCESS, nor in the services of training and assisted operation, it shall issue the Statement of Partial Acceptance, as established in the CONSOLIDATED RFP (Attachment 1). Otherwise, the CONTRACTED PARTIES shall be sent a notice to correct the defects pointed out, undertaking to promptly initiate the required repairs or complementation, under penalty of the CONTRACTING PARTY executing them itself or having them executed by third parties, should the CONTRACTED PARTIES fail to do so, the ensuing expenses being debited to the latter. The absence of any irregularities coupled with completion of the training and assisted operation services are prerequisites for issuing the Statement of Partial

Acceptance. The CONTRACTING PARTY shall, within thirty (30) days at most, as of the issuance of the Statement of Initial Acceptance, communicate to the CONTRACTED PARTIES its intention to carry out training during the aforementioned time frame; it shall also indicate the period during which training shall be held. If, within thirty (30) days, the CONTRACTING PARTY chooses not to have the training carried out in the ninety (90) day period following the issuance of the Statement of Initial Acceptance and should no irregularity be found, the Statement of Partial Acceptance, as defined in the CONSOLIDATED RFP, shall be issued by the CONTRACTING PARTY, its being made clear as from now that the Statement of Final Acceptance shall only be issued after training is held.

14.6.1 The CONTRACTED PARTIES are fully aware that rendering services to the assisted operation shall only become possible after the startup of the commercial operation of the Telecommunications network which, in turn, depends on the prompt and correct fulfillment of the obligations undertaken by the CONTRACTED PARTIES in the CORE Supply Agreement, its being hereby agreed that, should the activities of the CONTRACTED PARTIES as described herein in connection with assisted operation have to be suspended because of delays brought about by the latter or nonfeasance of their obligations as stipulated in the CORE Supply Agreement, all direct or indirect costs incurred by the CONTRACTED PARTIES as a result of the aforementioned suspension shall be born only by the themselves, at no cost whatsoever to the CONTRACTING PARTY.

14.7 After the Statement of Partial Acceptance is issued, a period of one hundred and eighty (180) days shall begin, during which the CONTRACTED PARTIES shall provide optimization services, pursuant to Clause 16. Provided all the requirements and specifications described in the CONSOLIDATED RFP for the issuance of the Statement of Final Acceptance have been met by the CONTRACTED PARTIES, within one hundred and eighty (180) days as from the issuance of the Statement of Partial Acceptance, the CONTRACTING PARTY shall issue the Statement of Final Acceptance, as stipulated in the CONSOLIDATED RFP (Attachment I), without prejudice to the responsibilities of the CONTRACTED PARTIES, pursuant to the law and this AGREEMENT, as to the guarantee of solidity and safety described in the Brazilian Civil Code and as to the guarantees stipulated herein. Should any irregularities be found, the CONTRACTED PARTIES shall be sent a notice to correct the defects pointed out, undertaking to promptly initiate the required repairs or complementation, under penalty of the CONTRACTING PARTY executing them itself or having them executed by third parties, should the CONTRACTED PARTIES fail to do so, the ensuing expenses being debited to the latter. Absence of irregularities as well as completion of the optimization services are prerequisites for issuing the Statement of Final Acceptance.

14.8 The required repair services and complementation shall invariably be carried out at the sole expense and responsibility of the CONTRACTED PARTIES.

CLAUSE 15 – TRAINING AND ASSISTED OPERATION

15.1 Once the Statement of Initial Acceptance has been issued, the CONTRACTED PARTIES, at their expense, shall train the ACCESS operation staff, to be indicated by the CONTRACTING PARTY. Training shall be held invariably at the CONTRACTING PARTY’s facilities or in any other location indicated by it, the said party being in charge of providing all the equipment required to hold the training event.

15.2 The training program shall be prepared by the CONTRACTED PARTIES and submitted for approval to the CONTRACTING PARTY by the date of Physical Acceptance and Commissioning. The CONTRACTING PARTY may make the complementation and changes it considers necessary, within reason, with a view to ensuring its personnel is adequately trained. After the program, the CONTRACTING PARTY’s staff is expected to be fully qualified to operate ACCESS and skilled in conducting adjustments, inspections and maintenance, without the risk of their causing any interference in the commercial operation of the ACCESS.

15.3 All expenses, taxes, rates and charges applicable to the training courses, including those connected with bed and board and travel of instructors, shall be borne by the CONTRACTED PARTIES and are included in the lump sum price of this AGREEMENT.

15.4 For a ninety (90) day period as from the issuance of the Statement of Initial Acceptance of ACCESS, the CONTRACTED PARTIES shall monitor its operation, so as to ensure flawless performance.

15.5 The CONTRACTED PARTIES hereby declare that they are aware that the telecommunication equipment that is the subject-matter of this AGREEMENT is of vital importance for the satisfactory performance and business success of the CONTRACTING PARTY, there being a major risk of a marketing impact / financial loss should its performance fail to fulfill the stipulations of the CONSOLIDATED RFP. Thus, the CONTRACTING PARTY shall conduct, from time to time and at its own expense, as determined in the CONSOLIDATED RFP, measurements of the accesses installed by the CONTRACTED PARTIES and of the accesses of the other GSM network operators, so as to be able to compare the performance of both and to check on whether the performance of the ACCESS installed by the CONTRACTED PARTIES is in accordance with the CONSOLIDATED RFP. Should it find that the performance of the ACCESS supplied by the CONTRACTED PARTIES is not in accordance with the CONSOLIDATED RFP, the CONTRACTED PARTIES shall adapt it, pursuant to the provisions of Clause 20 hereof.

CLAUSE 16- OPTIMIZATION

16.1 Once the Statement of Partial Acceptance of ACCESS has been issued, the CONTRACTED PARTIES shall undertake to monitor the ACCESS System, with a view to improving the quality of coverage, both in terms of coverage and of reception / transmission of data, in accordance with the criteria described in the CONSOLIDATED RFP.

16.2 The monitoring of the ACCESS System, with the purpose of optimizing coverage, shall be undertaken by the CONTRACTED PARTIES for a time period of one hundred and eighty (180) days, as from partial acceptance of the ACCESS, at no additional cost to the CONTRACTING PARTY.

CLAUSE 17 - PENALTIES

17.1 Should the CONTRACTED PARTIES incur in a breach of any of the provisions hereof, or of any of the legal and regulatory provisions which govern this AGREEMENT, the CONTRACTING PARTY may, at its discretion, require that the following penalties be applied, without prejudice to responsibility for damages and losses, as applicable:

(i) a fine, of a non-compensatory nature, for delay in execution by the CONTRACTED PARTIES of the events listed in the Implementation Schedule included in the PROPOSAL (Attachment II), calculated through the following formula and limited to twenty per cent (20%) of the value of the portion of the payment concerning the event that is past due:

M =( 0.0033 x A) x P

Where:

M = value of the fine

A = delay in number of days

P = value of the event that was not performed, according to the Implementation Schedule included in the PROPOSAL, except for the hypothesis of delay in the performance of the event related to the issuance of the Statement of Initial Acceptance, the value of which shall be the AGREEMENT’s lump sum value.

(ii) a fine, of a non-compensatory nature, of one per cent (1%) of the AGREEMENT’s lump sum value, if the CONTRACTED PARTIES fail to comply with any obligation described herein, other than in the case of nonfeasance due to delay in the Implementation Schedule, for which the fine shall be that established in item (i) above. For the purpose of applying the fine described in this item (ii), the CONTRACTING PARTY shall notify the CONTRACTED PARTIES so that they shall, within five (5) running days at most, initiate the procedures for regularization of the non-performance pointed out or, within the same time frame, submit their formal defense. Should defense be presented, the CONTRACTING PARTY shall analyze whether the justifications presented hold the CONTRACTED PARTIES harmless from responsibility. If the defense is rejected, the CONTRACTING PARTY shall communicate to the CONTRACTED PARTIES the reasons for which it rejected their defense. As from receipt of the notice of rejection of the defense, the

CONTRACTED PARTIES shall have twenty-four (24) hours to begin the regularization of their failure to comply with and shall be obliged to complete the services within the time frame determined by the CONTRACTING PARTY on the basis of the principles of good faith and reasonableness. Should the CONTRACTED PARTIES fail to take appropriate measures and to complete the services by the set deadline, the fine shall apply.

17.2 Should ANATEL impose a fine upon the CONTRACTING PARTY for nonfeasance of the terms of the authorization or the regulations governing the Personal Mobile Service (SMP – Serviço Pessoal Móvel) and this situation results solely from the CONTRACTED PARTIES’ failure to perform their obligations properly and in a timely fashion pursuant to this AGREEMENT, the CONTRACTED PARTIES shall indemnify the CONTRACTING PARTY for the amount levied by ANATEL, without prejudice to other damages and losses that may come to be incurred by the CONTRACTING PARTY, subject to the limitations described in item 18.1.

17.3 Should the CONTRACTING PARTY come to be summoned, notified or charged as a result of the CONTRACTED PARTIES or their subcontractors having failed to comply with any of their tax, social security, environmental or labor obligations, or with any obligations of any other nature pursuant to this AGREEMENT and its related addenda, the CONTRACTED PARTIES shall undertake to refund the amount corresponding to tax credit, interest payments, fines and other applicable charges, to be settled within seven (7) days at most as from the date of written communication from the CONTRACTING PARTY to the CONTRACTED PARTIES, payment to be made by means of a deposit into the CONTRACTING PARTY’s account 762.200 -7 at Banco do Brasil, branch number 3308-1. This reimbursement shall only be owed if the CONTRACTED PARTIES are notified in writing and with due notice so that they may help the CONTRACTING PARTY in the preparation of the defense it submits to the body issuing a given summons, notification or charge, by presenting relevant documents, attempting to clarify matters or demonstrating the discharge of a given obligation.

17.3.1. If any delay occurs in connection with the payments mentioned herein, the CONTRACTED PARTIES shall be liable as from the eighth (8th) day, for a daily fine of one half of one percent (0.5%) on the amount in arrears, regardless of any warning, notice, or judicial or extrajudicial proceedings.

17.3.1.1. Arrears of more than twenty (20) days of the aforementioned payment, as from the date of notice established in item 17.3, shall imply, regardless of any other warning, notice, or judicial or extrajudicial proceedings, in a fine of ten per cent (10%) on the total amount in arrears.

17.3.1.2. Furthermore, in cases in which delayed payment, as described herein, is in arrears by more than thirty (30) days as from the day of the notice, as determined in item 17.3, the CONTRACTED PARTIES expressly authorize the CONTRACTING PARTY to adopt one of the following possible behaviors, at its discretion:

a) withhold any payments eventually owed to the CONTRACTING PARTY, based on this or on other agreements, even if the latter were entered into before or after this one, until the CONTRACTING PARTY have fulfilled the respective obligation;

b) issue a bill of exchange representing the refunding obligation hereby undertaken by the CONTRACTED PARTIES; or, finally;

c) judicially charge the amounts hereby assumed by the CONTRACTED PARTIES, concerning which this AGREEMENT constitutes the extrajudicial document valid for initiation of legal proceedings, pursuant to article 585 of the Code of Civil Procedure.

CLAUSE 18 - RESPONSIBILITIES

18.1 The CONTRACTED PARTIES shall indemnify and hold the CONTRACTING PARTY and its directors, executives, agents and employees harmless from all complaints, requirements, legal proceedings, damages, costs, expenses, losses or responsibilities resulting from or related to this AGREEMENT, to the extent that these damages are caused by acts or omissions resulting from either involuntary or voluntary guilty conduct of either of the CONTRACTED PARTIES or of their agents, contractors, subcontracted parties, executives or employees or of any party under the responsibility of the CONTRACTED PARTIES, subject to a limit of twenty per cent (20%) of the value of this AGREEMENT, as established in item 7.6.

18.2 The CONTRACTED PARTIES shall indemnify and hold the CONTRACTING PARTY and its directors, executives, agents and employees harmless from any complaints, requirements, legal proceeding, damage, cost, expense, loss or responsibility resulting from death or personal injury (whether of the executives, agents or employees of the CONTRACTING PARTY or of third parties) resulting from or related to this AGREEMENT, to the extent that the aforementioned injuries or death are caused by acts or omissions resulting from either involuntary or voluntary guilty conduct of the agents, contractors, subcontracted parties, executives or employees or any other party under the responsibility of the CONTRACTED PARTIES, provided the CONTRACTING PARTY notifies the CONTRACTED PARTIES in writing of all legal proceedings, complaints, damages or claims against the CONTRACTING PARTY.

18.3 The CONTRACTED PARTIES declare that they are the parties solely and exclusively responsible for entirely complying with the laws of environmental protection currently in force and that they are responsible, among other things, for all damages caused to the environment and/or for the fines, penalties, infraction notices and other notices imposed or levied due to failure to comply with the governing laws.

18.4 The CONTRACTED PARTIES shall reimburse the CONTRACTING PARTY for all and any expense that the latter may incur in order to promote and/or implement preventive and/or remedial measures concerning possible damage to the environment by the CONTRACTED PARTIES, as well as for the expenses and payments that the CONTRACTING PARTY may disburse as a result of fines, penalties, infraction notices and other notices imposed or levied by public bodies, without prejudice to the payment of the losses and damages assessed.

18.5 The CONTRACTED PARTIES acknowledge that the execution of the services described herein may interfere adversely with the operation and functioning of the CONTRACTING PARTY’s current telecommunications network. Thus, the CONTRACTED PARTIES assure the CONTRACTING PARTY that no interference shall affect the telecommunications services rendered by the CONTRACTING PARTY to third parties; the CONTRACTED PARTIES shall be responsible for all damages that the CONTRACTING PARTY may incur in, as a result of possible interruptions or losses in the rendering of services, subject to the limit of twenty per cent (20%) of the value of this AGREEMENT, as defined in item 7.6.

18.6 The CONTRACTING PARTY’s responsibility for the losses and damages that it may cause the CONTRACTED PARTIES and/or its subcontracted parties shall be limited to twenty per cent (20%) of the total value of this AGREEMENT, as defined in item 7.6.

CLAUSE 19 – FORTUITOUS EVENTS AND FORCE MAJEURE

19.1 All events that take place during the course of the execution of this AGREEMENT, that are of an unforeseeable nature and that demonstrably interfered with the pace of the work shall be characterized as fortuitous events or force majeure and shall determine exemption from responsibility, such as:

a) wars, military hostilities, acts of terrorism, police actions and others of a similar nature, other than the invasions carried out by landless militants (sem-terras), currently regarded as being foreseeable;

b) general strikes or specific sector strikes, with a regional, national or international scope;

c) acts of Nature and other meteorological phenomena of a catastrophic nature, notoriously atypical for the period or the place in question and impossible of being foreseen by the CONTRACTED PARTIES, despite the latter’s experience.

19.2 The CONTRACTED PARTIES shall notify the CONTRACTING PARTY’s Project Manager, informing him(her) whenever an unforeseeable fact has taken place within, at most, seven (7) business days as from the occurrence of the event, attaching evidence that characterizes the unforeseeability of the event. Failure to deliver such a notice within the stipulated time limit shall serve as evidence that the event did not affect the pace of work and that it cannot be, therefore, characterized as an unforeseeable fact for the purposes of exempting the CONTRACTED PARTIES from responsibility.

19.3 The CONTRACTING PARTY shall examine the documents submitted by the CONTRACTED PARTIES and it shall be entitled to request supplementary evidence should it believe that this is required in order to perfectly characterize the event.

19.4 Should the CONTRACTING PARTY agree that the event was indeed unforeseeable, the CONTRACTED PARTIES shall be exempted from payment of any penalties to the CONTRACTING PARTY, being entitled, furthermore, to an extension of the deadlines, under the provisions of Clause 10. Each party shall assume and bear its own losses resulting and/or caused by the unforeseeable event.

19.5 Should the CONTRACTING PARTY fail to agree that an unforeseeable event took place, it shall send the CONTRACTED PARTIES a substantiated expert’s opinion to justify and substantiate its understanding.

19.6 Should the CONTRACTED PARTIES believe that the unforeseeability of the event renders performance of the AGREEMENT overly expensive, they shall be subject to the provisions of article 478 of the New Civil Code and they shall not be allowed to suspend activities nor to declare the AGREEMENT rescinded, other than through a court order guaranteeing them the right to do so, under penalty of being held responsible for the losses caused to the CONTRACTING PARTY, in addition to being subject to the penalties stipulated herein.

CLAUSE 20 - WARRANTY

20.1 The CONTRACTED PARTIES shall guarantee their equipment (hardware and software) as to its performance and functionality, as well as against all defects, for a period of twenty-four (24) months, as from the Initial Acceptance, guaranteeing, furthermore, that the equipment shall be free of material and manpower defects for the aforementioned period and that it shall comply with the CONTRACTED PARTIES’ specifications.

20.2 The warranty period for equipment or for parts thereof when repaired or supplied as a replacement, according to this warranty, shall be equal to six (6) months or to the balance of time due up until the end of the twenty-four (24) month period of the aforementioned warranty, whichever is greater.

20.3 If under normal and appropriate use during the applicable warranty period a defect or nonconformity is identified in any equipment supplied by the CONTRACTED PARTIES, they shall take the following measures:

(a) The CONTRACTING PARTY, upon identifying the defect or non-conformity, shall remove the equipment and send it to the CONTRACTED PARTIES, the CONTRACTING PARTY bearing equipment transport costs;

(b) The CONTRACTED PARTIES shall repair or replace said equipment, entirely at their discretion;

(c) Following repair or replacement, the CONTRACTED PARTIES shall send the equipment back to the CONTRACTING PARTY, bearing the equipment transport costs;

(d) Any defective or non-conforming equipment that is replaced, according to this AGREEMENT, shall become the property of the CONTRACTED PARTIES;

(e) Should the CONTRACTED PARTIES choose to repair or replace the equipment at the CONTRACTING PARTY’s facilities, the CONTRACTED PARTIES shall bear the full costs of the said repair or replacement.

(f) The service of removing and reinstalling equipment that is defective or non-conforming shall be carried out by the CONTRACTED PARTIES, if it calls for specific knowledge not covered in the training program provided by the CONTRACTED PARTIES.

20.4 The CONTRACTED PARTIES ensure availability of spare parts or of functionally equivalent parts for the equipment for a period of eight (8) years as from the end of the said equipment’s warranty.

20.5 The CONTRACTED PARTIES ensure that each piece of equipment supplied to the CONTRACTING PARTY under this AGREEMENT shall always meet or exceed the capacities mentioned in the CONSOLIDATED RFP (Attachment I) and in the PROPOSAL (Attachment II).

20.6 Should the CONTRACTED PARTIES incur in any breach of the warranty stipulated in the above item, the CONTRACTING PARTY shall notify the CONTRACTED PARTIES, communicating this fact, whereupon the CONTRACTED PARTIES shall have thirty (30) days, as from receipt of the notice, to solve the problem pointed out by the CONTRACTING PARTY or to offset, in some way, the loss of the capacity that was meant to have been guaranteed.

20.7 Concerning any equipment that ceases to meet the applicable capacity requirements, as stated in the CONSOLIDATED RFP (Attachment I) or in the PROPOSAL (Attachment II), the CONTRACTED PARTIES shall supply additional or improved equipment as well as the services required to cause said non-conforming equipment (considered jointly with said additional equipment) to comply with the applicable declared capacities.

20.8 The CONTRACTED PARTIES shall supply said additional or improved equipment and services at their own expense. The CONTRACTED PARTIES shall not issue any invoice to the CONTRACTING PARTY and the CONTRACTING PARTY shall not be under the obligation of paying any amount that concerns excess capacity. Title over the equipment and risk of loss regarding any additional equipment delivered in compliance with the above item shall be transferred to the CONTRACTING PARTY after the Final Acceptance.

20.9 The CONTRACTED PARTIES warrant to the CONTRACTING PARTY that, for a period of twenty-four (24) months as from the date of Partial Acceptance, each computer program, once delivered, installed and tested by the CONTRACTED PARTIES, shall be free of flaws substantially affecting their use as stated in the CONTRACTING PARTY’s specifications.

20.10 Regarding computer programs from suppliers other than the CONTRACTED PARTIES, the CONTRACTED PARTIES hereby assign to the CONTRACTING PARTY all the warranties granted to the CONTRACTED PARTIES by their suppliers. Should the CONTRACTED PARTIES be prevented from assigning said warranties, the CONTRACTED PARTIES themselves shall guarantee the software, pursuant to the item above.

20.11 The CONTRACTED PARTIES warrant the CONTRACTING PARTY that the services covered by this AGREEMENT shall be executed in a careful and professional manner and in compliance with the specifications of the CONTRACTED PARTIES or with any specifications mutually agreed upon for these services, using material that is free of flaws. If, after the Statement of Final Acceptance has been issued, it is shown that the Services were not executed as described above, and if the CONTRACTING PARTY notifies the CONTRACTED PARTIES about this within the warranty period of twenty-four (24) months, the CONTRACTED PARTIES, at their discretion, shall either promptly remedy the flaws and deficiencies or immediately refund the CONTRACTING PARTY for the amounts paid to them in connection with said Services. Considering the lump sum nature of the proposed prices, the PARTIES agree that they shall use, for refunding purposes, the amounts listed in the LUP or, should this not apply, the average market value.

CLAUSE 21 – SOFTWARE LICENSES AND INTELLECTUAL PROPERTY RIGHTS

21.1 By this present instrument, the CONTRACTING PARTY is granted a non-exclusive and irrevocable fifty (50) year license for the use of the Software and the Documentation (subject to CONTRACTING PARTY’s payment of the respective amounts), for operation and maintenance by the CONTRACTING PARTY itself or by its providers of services, of the System or Part of the System, as provided by this AGREEMENT and its Attachments. Concerning the Software and the

Documentation not supplied directly by the CONTRACTED PARTIES, the latter declare that they hold the rights required to assign and/or sublicense to the CONTRACTING PARTY all of the respective licenses required for full use of the Software and the Documentation, as described herein.

21.2 Should the CONTRACTING PARTY come to be sued because of the use of the Software and Equipment acquired under contract, the CONTRACTING PARTY may implead the CONTRACTED PARTIES, as provided by article 70, section III of the Code of Civil Procedure, in which case the CONTRACTED PARTIES shall be obliged to accept the impleading and shall be required to defend the CONTRACTING PARTY, exempting it from any responsibility due to such use and, furthermore, undertaking to refund the CONTRACTING PARTY for any costs, including lawyers’ fees connected with the legal proceedings.

21.3 The CONTRACTED PARTIES shall pay the CONTRACTING PARTY any amounts and expenses to which the latter may be non-appealable sentenced by a law court due to any infraction committed by the former in connection with intellectual rights and/or usage licenses.

21.4 If use of Software and/or Equipment by the CONTRACTING PARTY is prohibited, the CONTRACTED PARTIES shall, at their own expense, obtain the right for the CONTRACTING PARTY to continue to use said the aforementioned Software and/or Equipment, or, alternatively, shall replace them or modify them in such as way that they cease to violate Intellectual Property Rights. If none of the alternatives above is technically or commercially viable, the CONTRACTED PARTIES shall remove the prohibited Software/Equipment and shall refund the CONTRACTING PARTY for the amounts paid to the CONTRACTED PARTIES in connection with these products. Given the lump sum nature of the prices proposed, the PARTIES agree to use, for refunding purposes, the amounts listed in the LUP or, should this fail to apply, the average market value.

21.5 Any Upgrade shall be supplied by the CONTRACTED PARTIES to the CONTRACTING PARTY as soon as they become available, at prices and under terms to be previously agreed by the Parties. Should the Upgrades rectify or correct Software flaws, they shall be supplied and installed immediately at no charge whatsoever to the CONTRACTING PARTY.

21.6 Notwithstanding any provisions to the contrary herein, it is hereby understood that the CONTRACTING PARTY shall not be granted any title to or ownership of the Software or Documentation and that these rights shall continue to belong to the CONTRACTED PARTIES or their suppliers.

21.7 The CONTRACTING PARTY agrees that the Software or Documentation supplied to it hereunder or under any renewals, extensions or expansions of this AGREEMENT shall be treated as being exclusive and a business secret of the CONTRACTED PARTIES or their suppliers, and shall be subject to the provisions of Clause 22 hereof.

21.8 In view of the above, the CONTRACTING PARTY:

a)	shall neither supply nor make available the Software or the Documentation or any of the parts or aspects thereof (including any methods or concepts employed or expressed therein) to any third party, other than to its own employees or providers of services, as necessary;
b)	shall not make any unauthorized copies of the Software or the Documentation or of any of the parts thereof, other than as back-up copies;
c)	when making permitted copies, as mentioned above, shall transfer to said copies any notice on rights or other notices contained in the Software or the Documentation;
d)	during the Software’s technical validity period, shall not modify, decompile, translate (other than for internal use), adapt, arrange or correct any error, nor make any other change in the Software or the Documentation, without the prior approval in writing from the CONTRACTED PARTIES;
e)	shall not use the Software or the Documentation for any purposes other than those permitted herein; and
f)	shall not transfer the Software and/or Documentation license to any Network Element other than the one for which it was obtained, nor to any area outside the territory, without prior consent of the CONTRACTED PARTIES in writing.

21.9 The obligations of the PARTIES as described in this Clause shall survive the rescission or expiration of this AGREEMENT, for any reasons whatsoever.

21.10 The software licensed under the terms hereof shall be delivered in an inseparable package that shall contain, additionally, other programs or resources besides the Software, which the CONTRACTING PARTY shall not be allowed to use because they constitute additional applications. However, subject to the CONTRACTING PARTY requesting it, the CONTRACTED PARTIES shall supply a license for the use of these other software programs or resources, under the same terms and conditions stipulated herein, other than for the price, which shall be negotiated between the PARTIES.

21.11 The CONTRACTING PARTY agrees not to transfer, directly or indirectly, any American technical data (including software) that are part of the OSS system acquired by the CONTRACTED PARTIES from Gensym Corporation, or any other related product, without prior authorization in writing from the United States Department of Trade or another United States government agency, to the following countries: Albania, Angola, Armenia, Azerbaijan, Belarus, Bosnia-Herzegovina, Bulgaria, Cambodia, Cuba, the People’s Republic of China, Estonia, Georgia, Iran, Iraq, Kazakhstan, Kyrgyzstan, Laos, Latvia, Libya, Lithuania, Moldova, Mongolia, North Korea, Romania, Russia, Rwanda, Sudan, Syria, Tajikistan, Turkmenistan, Ukraine, Uzbekistan, and Vietnam.

21.12 The Software mentioned in sub-clause 21.11 above shall be used by the CONTRACTING PARTY solely in the conduction of its business in Brazil and for peaceful, non-military purposes.

21.13 The CONTRACTING PARTY shall not export the software mentioned in sub-clause 21.10 above without formal authorization from the CONTRACTED PARTIES (other than for the purpose of repairs / upgrading / maintenance at the plant of the manufacturer or of another manufacturer determined by it).

21.14 The CONTRACTING PARTY is aware that the Ericsson products acquired by means of this AGREEMENT are subject to export controls under the laws of the Kingdom of Sweden, to which end it agrees to sign the document called “Ender User Statement” (Attachment V to this document).

21.15 The CONTRACTING PARTY is aware that the “intercept” function is a technical functionality available in the products that are the subject-matter of this AGREEMENT, which functionality enables it to comply with Law 9296/96, on the interception of telephone communications of any nature. In connection with it, it also acknowledges that:

i) the “intercept” function can intercept the communications of third parties, which may characterize a criminal infraction if it is used in ways other than those described in the governing laws;

ii) consequently, the function may only be used in respect to the aforementioned laws; this requires a specific court order issued by an appropriate judge;

iii) the scope of the function supplied by the CONTRACTED PARTIES do not comprise any of the equipment (such as, but not only, audio recording equipment or data storage equipment concerning monitored calls) that may be part of a monitoring center, from which the function can be put into operation; and

iv) all responsibility of the CONTRACTED PARTIES shall be limited to supplying the function; responsibility for putting it into operation shall not be ascribed to them, other that for implementation; in this case, implementation shall not occur during the course of any monitoring operation, nor by carrying out any monitoring or making use of the function, the CONTRACTING PARTY hereby declaring that it acknowledges the legal limitations of the use of the function, which limitations shall apply to its employees, subcontractors and other eventual representatives.

21.16 The CONTRACTING PARTY is hereby informed that sale of the Hardware and transfer of the Software and Documentation license by the CONTRACTING PARTY pursuant to sub-clause 21.1, in an export situation, may require an export / re-export license from certain government bodies of Sweden and/or of the United States. The CONTRACTING PARTY is regarded as a GSM operator and shall become a member of the “GSM Association”, as applicable, in order to comply with the international governing laws. The CONTRACTED PARTIES shall not be responsible for bearing any costs of any nature, such as penalties, fines or indemnifications, among others, that may be imposed upon the CONTRACTING PARTY in the event of loss of the right of use or algorithm changes not caused by the CONTRACTED PARTIES. All the costs connected with joining the “GSM Association” and/or with obtaining licenses, authorizations and algorithms shall be born by the CONTRACTING PARTY.

CLAUSE 22 - CONFIDENTIALITY

22.1 All the information connected with this AGREEMENT or acquired during its course, revealed by one PARTY (“Revealing Party”) to the other (“Receiving Party”), whether in Brazil or abroad, shall be regarded as Confidential Information, as defined below, and as belonging to the Revealing Party. It is to be protected by both PARTIES, as determined in this Clause.

22.1.1 Confidential information shall mean, but not be limited to, all information, patented or otherwise, of a technical, operating or commercial nature, as well as know-how, inventions, processes, formulas and designs that may or may not be patentable, business plans, accounting methods, accrued experience and techniques transmitted to the Receiving Party: (i) by any physical means (such as printed documents, manuscripts, facsimiles, electronic messages (e-mail), photographs, etc); (ii) by any format recorded on electronic media, such as tapes, laser discs, floppy disks (or any other magnetic means); (iii) orally; and (iv) by summaries, notes and any comments, whether verbal or in writing.

22.2 All of the obligations concerning confidentially determined herein shall be valid for the duration of this AGREEMENT, and shall furthermore continue to apply for a period of five (5) years as from receipt of each piece of Confidential Information, the Receiving Party undertaking to:

(a) make use of said information solely for the purpose of performing this AGREEMENT;
(b) safeguard the confidentiality of the Confidential Information, revealing it only to those employees who must be made aware of it in order to perform this AGREEMENT;
(c) protect the aforementioned information with the same degree of care it employs to safeguard its own confidential information;
(d) make no copies through any means whatsoever, other than those copies that are indispensable for carrying out the work, subject to prior authorization from the Revealing Party.

22.3 The Receiving Party shall request authorization in writing from the Revealing Party to divulge Confidential Information to third parties, agents or consultants; the third party must sign a Confidentiality Agreement with the PARTIES, whose terms shall be compatible with the scope of this Clause, other than in the case of supplying Confidential Information to the appropriate regulatory body or to the Judiciary Branch of government, for compliance with an administrative or judicial order, in which case this shall be previously communicated by one PARTY to the other. The obligation to maintain confidentiality shall not apply to the defense, in a court of law, of the rights of the PARTIES under the scope of this AGREEMENT.

22.4 Each one of the PARTIES shall return to the other PARTY any Confidential Information, as requested, or whenever it ceases to be necessary to keep the document. The PARTIES shall undertake not to withhold any reproductions (including magnetic reproductions) or copies thereof.

22.4.1 The supply of all or part of the Confidential Information to the other PARTY shall not transfer to the Receiving Party, under any hypothesis whatsoever, any inherent rights over the aforementioned information, the Revealing Party remaining the legal owner of the Confidential Information and of the proprietary rights (which include, but are not limited to, patenting rights).

22.4.2 The Receiving Party shall communicate to the Revealing Party any incidents that can or might lead to the loss or release of documents or of Confidential Information, without prejudice to its objective responsibility.

22.4.3 The Receiving Party shall destroy any documents that it produces containing Confidential Information belonging to the Revealing Party once it ceases to be necessary to keep the Confidential Information, at the sole discretion of the Receiving Party. The latter shall also undertake not to withhold any reproductions (including magnetic reproductions), copies or duplicates of the information.

22.5 The Receiving Party is under no obligation to protect any Confidential Information that:

(a) was already held by the Receiving Party, free of restrictions, prior to its release by the Revealing Party;
(b) is or that becomes public knowledge with no violation hereof by the Receiving Party;
(c) has been legally obtained by the Receiving Party with no restrictions to its divulging at the time when it is revealed;
(d) has been demonstrably developed by the Receiving Party prior to disclosure of the Confidential Information by the Revealing Party;
(e) has demonstrably been released as a result of a court order or the order of an appropriate authority, in which case the Receiving Party shall undertake to promptly communicate this to the Revealing Party before the determined release occurs.

CLAUSE 23 – TITLE AND RISK OF LOSS

23.1 Other than as stipulated herein or as may be otherwise agreed upon by the PARTIES, title to the Products hereby supplied shall be transferred to the CONTRACTING PARTY upon delivery by the CONTRACTED PARTIES, risk of loss being transferred upon the Initial Acceptance, other than in the case of intellectual property belonging to the CONTRACTED PARTIES, as provided for herein.

23.2 The CONTRACTING PARTY shall promptly notify the CONTRACTED PARTIES of any complaints concerning any loss that may occur while the CONTRACTED PARTIES have title to the risk of loss and shall cooperate in all possible and reasonable ways to facilitate the solution of any complaint.

CLAUSE 24 - INSURANCE

24.1 The CONTRACTED PARTIES shall be responsible for taking out Engineering Risks Insurance covering all civil construction work, as well as the work of installation and assembling, concomitantly with ancillary coverage for “Tests”, “General and Cross Liabilities” (including personal injury, moral and property damages) and “Neighboring Properties”, for sums that ensure the replacement of assets and/or indemnity for losses in the case of claims. The amounts insured and deductible portions shall be previously approved by the CONTRACTING PARTY; a beneficiary clause in favor of the CONTRACTING PARTY shall be included in the insurance policy. The CONTRACTED PARTIES shall also be held responsible for personal insurance of their employees.

CLAUSE 25 – PERFORMANCE BOND FOR OBLIGATIONS UNDERTAKEN

25.1 The CONTRACTED PARTIES shall present to the CONTRACTING PARTY a performance bond covering discharge of the obligations undertaken herein. This insurance guarantee shall represent twenty per cent (20%) of the AGREEMENT’s lump sum value, as indicated in item 7.2. Said bond shall be issued by a first-tier insurance company, the CONTRACTING PARTY being named as the insured party.

25.2 This insurance guarantee shall remain in full force until the Statement of Final Acceptance is issued. Should the AGREEMENT be amended to take into account modifications implying in changes in the final price and deadlines, this insurance shall be adjusted to take said changes into account.

25.3 The CONTRACTED PARTIES shall also require from its sub-contractors performance bonds covering the obligations undertaken, notably in regard to major services or highly complex ones.

CLAUSE 26 – EQUIPAMENT AND SOFTWARE

26.1 Upon the occasion of the performance of each event listed in the Implementation Schedule included in the PROPOSAL (Attachment II), should the CONTRACTED PARTIES have more up-to-date equipment than those described in the PROPOSAL, the CONTRACTED PARTIES shall inform the CONTRACTING PARTY of this availability so that the latter may decide on the implementation, or not, of the more up-to-date equipment.

26.1.1 Should the CONTRACTING PARTY decide to use the more up-to-date equipment, the PARTIES shall negotiate, in good faith, the potential price differences between the two types of equipment, as well as eventual adjustments to the time schedule, as necessary.

26.2 Should the CONTRACTED PARTIES modify, upgrade or discontinue the production of any equipment, software or spare parts connected with the process of supply covered by this AGREEMENT, they shall notify the CONTRACTING PARTY of this fact in writing at least one hundred and eighty (180) days in advance, undertaking to maintain the pricing shown in the List of Unit Prices (“LUP”) (Attachment IV), so as not to generate damages of any kind to the CONTRACTING PARTY. The CONTRACTED PARTIES, furthermore, shall be responsible for any direct costs resulting from the aforementioned modifications.

26.2.1 The PARTIES hereby agree and acknowledge that any modification, upgrading or discontinuation of production of any equipment, software or spare parts covered by this AGREEMENT shall only occur as from the end of the warranty period, as described in Clause 20, in accordance with the deadlines and procedures established in item 26.2 above.

26.3 Should the production of any equipment, software or spare parts be discontinued, as described in item 26.2 above, the CONTRACTED PARTIES shall notify the CONTRACTING PARTY in writing, offering the latter an alternative of equivalent equipment at equal or lower pricing than previously charged.

26.4 The substitution of equipment, software or spare parts under the terms hereof shall be governed by the following conditions:

(a) It shall affect neither the interchangeability, whether physical or functional, nor the performance specifications of the equipment, software or spare parts, other than if this is authorized by the CONTRACTING PARTY in writing;

(b) Any equipment, software or spare part modification or substitution shall be functionally equivalent and compatible with what was modified or substituted, no other adaptation being required;

(c) Under no hypothesis shall it reduce or diminish the warranty obligations or useful lifetime undertaken by the CONTRACTED PARTIES, pursuant to this AGREEMENT;

(d) Should it be impossible to substitute the equipment, software or part to be discontinued, the CONTRACTING PARTY shall have one hundred and eighty (180) days, as of the notice described in item 26.2 above, to acquire the requisite quantity of the aforementioned equipment;

(e) The CONTRACTED PARTIES shall undertake to provide technical services, including repairing the equipment, until the end of its period of functionality.

26.5 For five (5) years as from the warranty expiration date, the CONTRACTED PARTIES shall make available to the CONTRACTING PARTY spare parts and equipment manufactured in accordance with the standards of the CONTRACTED PARTIES and software developed by the CONTRACTED PARTIES that are compatible and functionally equivalent, enabling the expansion of the network in accordance with the technical specifications described in the CONSOLIDATED RFP (Attachment I). If the CONTRACTED PARTIES suspend the supply of equipment, spare parts or compatible software and the aforementioned elements are not available at any other supplier named by the CONTRACTED PARTIES, with the same price policy during the aforementioned period, the CONTRACTED PARTIES shall offer the CONTRACTING PARTY a commercially reasonable project for the latter to migrate to the new equipment, which must offer functionalities similar to those of the discontinued kind.

26.6 Should any equipment or service be delivered at the wrong place, the CONTRACTED PARTIES shall be responsible for any added expenses incurred for delivery of said elements to the right place and for the transportation risk. The CONTRACTED PARTIES shall also be responsible for any surplus items delivered.

CLAUSE 27 – PLANS, PROJECTS AND TECHNICAL SPECIFICATIONS

27.1 Confidential Information excepted, all the documents that include plans, drawings, projects and specifications supplied by the CONTRACTED PARTIES to the CONTRACTING PARTY in connection with the process of supply described herein shall belong to the CONTRACTING PARTY, other than for the CONTRACTED PARTIES’ rights to intellectual property. Additionally, the CONTRACTING PARTY shall be fully entitled to use the documents supplied by the

CONTRACTED PARTIES and that constitute Confidential Information, during the course of the operation and normal maintenance of the Products.

27.2 The PARTIES shall be responsible for the completeness and accuracy of all of the data and technical documents supplied to each other, other than for the Executive Project, should this be prepared by the CONTRACTING PARTY, as provided for under item 3.2. Should said data or technical documents be found to be incomplete or incorrect, each PARTY shall notify the responsible PARTY and, so that said responsible PARTY shall subsequently and promptly complete and/or correct said data or technical documents.

CLAUSE 28 – DECLARATIONS OF THE PARTIES

28.1 The PARTIES hereby confirm that this AGREEMENT was negotiated and entered into in accordance with the principles of integrity and good faith, with which the PARTIES shall also comply with and executing their obligations under the terms hereof.

28.2 For the purposes of the Civil Code (including Article 157 thereof), the PARTIES hereby confirm and acknowledge expressly that (i) they have expertise and experience in the performance of the activities described herein; (ii) the obligations of the PARTIES pursuant to the AGREEMENT are proportional and concordant; (iii) no fact or obligation hereof may be regarded as a violation or infraction of the laws that govern this AGREEMENT, nor of its subject-matter and nature; (iv) they were advised by professionals capable of identifying and understanding the applicable legal rules and are aware of all the circumstances pertaining to this AGREEMENT, as a well as of the rules that govern it; and (v) they had access to all the documents, plans, spreadsheets, information and conditions required for drawing up and/or examining the PROPOSAL (Attachment I) of the Basic Project and of the Executive Project.

28.3 This AGREEMENT and its Attachments constitute the full understanding between the PARTIES as to the subject-matter hereof and shall prevail over all previous discussions, agreements and statements. Any information, assumption, advantage or condition that may have been granted by the CONTRACTING PARTY prior to the remittance of the CONSOLIDATED RFP and that is not expressly stated herein and/or in the Attachments hereof, shall not be taken into account by the CONTRACTED PARTIES, being neither good nor valid.

28.4 Neither this AGREEMENT nor any part thereof shall undergo any modifications, alterations or other amendments other than by means of a document in writing signed by a representative of each PARTY.

CLAUSE 29 – WAIVER OF RIGHTS

29.1 Any CONTRACTED PARTIES or CONTRACTING PARTY failure or delay to exercise any right, power or privilege, or to strictly execute any term or condition hereof on one or more occasions shall neither constitute nor be construed as a waiver of said rights, powers or privileges, nor of any other terms and conditions hereof, on any other occasion.

CLAUSE 30 – ASSIGNMENT AND SUBCONTRACTING

30.1 The CONTRACTED PARTIES shall neither assign nor transfer, entirely or in part, even if as a result of a corporate restructuring, merger, spin-off or incorporation, the rights and obligations described herein, including credits, unless previously and expressly authorized to do so by the CONTRACTING PARTY.

30.2 The CONTRACTED PARTIES shall also be prohibited from assigning or transferring, for any reason, the total or a substantial part of their assets, other than if previously authorized to do so by the CONTRACTING PARTY.

30.3 The CONTRACTING PARTY is hereby authorized to assign or transfer, entirely or in part, to companies of the same group or as a result of a corporate restructuring, merger, spin-off or incorporation, the rights and obligations generated by and/or resulting from this AGREEMENT, including its credits, simply by means of a written notice to the CONTRACTED PARTIES.

30.4 For the purposes of this Clause, the expression “AGREEMENT” includes this instrument, its attachments and any purchase orders generated in order to fulfill the requirements hereof.

30.5 The CONTRACTED PARTIES may hire subcontractors for any services hereof, subject to prior and express authorization of the CONTRACTING PARTY, its being prohibited for the CONTRACTED PARTIES to allege disclaimer with regard to the subcontracted portion.

30.6 The responsibilities of the CONTRACTED PARTIES for services executed by the subcontractors hired by them is total and comprise, among others, liability for general and occupational accidents, as well as the charges and obligations pertaining to labor, social security and taxation.

30.7 No clause of the agreements between the CONTRACTED PARTIES and their subcontractors shall constitute a contractual bond between the CONTRACTING PARTY and the CONTRACTED PARTIES, or between the CONTRACTING PARTY and the subcontractors of the CONTRACTED

PARTIES, nor shall they exempt the CONTRACTED PARTIES from any obligations owed the CONTRACTING PARTY hereunder.

30.8 The CONTRACTING PARTY ’s contacts, communications and understandings concerning the subject-matter of this AGREEMENT shall always be taken into account between the CONTRACTING PARTY and the CONTRACTED PARTIES, its being up to the latter to retransmit orders and/or instructions to its subcontractors, as necessary.

30.9 Under no circumstances whatsoever shall the CONTRACTING PARTY become responsible for any obligations of the subcontractors of the CONTRACTED PARTIES.

CLAUSE 31 - NOTICES

31.1 The required notices from one PARTY hereof to the another shall be considered to have been duly delivered if made in writing and delivered into the hands of the Project Manager appointed by the PARTIES or, in the absence of this person, to his(her) substitute.

31.2 The Project Managers of the PARTIES shall be found at the following addresses and telephone numbers:

PROJECT MANAGER OF THE CONTRACTING PARTY:
Mr. José Maria Tavares Lanna
Full address: Rua Levindo Lopes, 258 – 9 andar
Funcionários – Belo Horizonte, State of Minas Gerais – CEP 30170-140
Phone number: (31) 9933-3032
Mobile phone number: (31) 9954-0038
Fax number: (31) 3259-3097
E-mail: jose.lanna@telemigcelular.com.br

PROJECT MANAGER OF THE CONTRACTED PARTIES:
Mr. Milton GonÇalves Junior
Full address: Av. Maria Prestes Maia 300 – 3o. andar - CEP: 02047-301
Phone number: (011) 6224-2125
Mobile phone number: (11) 8122-8521
Fax: (11) 6224-1833
E-mail: milton.Gonçalves@ericsson.com

31.3 Any of the PARTIES may change the address to which notices are to be sent, by informing the other PARTIES in writing of said address change.

31.4 Provisions designed to impose tacit acceptance of conditions in the case of the opposite PARTY remaining silent shall not be accepted. Similarly, no deadlines unilaterally determined by one party shall be accepted, especially concerning requests for technical clarifications. In this case, the Project Managers of the PARTIES shall be required to meet and to determine, jointly, a reasonable deadline for both PARTIES.

CLAUSE 32 - RESCISSION

32.1 This AGREEMENT may be rescinded by the CONTRACTING PARTY, under the following hypotheses:

(a) If the CONTRACTED PARTIES are late in performing the events described in the Implementation Schedule included in the PROPOSAL (Attachment II), after reaching the limit of the twenty per cent (20%) penalty of the total value of the AGREEMENT, pursuant to Clause 17;

(b) If the CONTRACTED PARTIES fail to comply with any of the clauses or conditions hereof, subject to the procedures determined in item 17.1(ii), thereby characterizing nonfeasance;

(c) If either of the CONTRACTED PARTIES files for receivership or bankruptcy, has its bankruptcy declared, is judicially declared to be insolvent, or corporate changes, including, but not limited to, modifications of its corporate purpose or corporate structure, thus hindering total and complete performance of this AGREEMENT; and

(d) If any lawsuits are filed by the CONTRACTED PARTIES, their holding companies, subsidiaries or sister companies against the CONTRACTING PARTY that render it impossible for the PARTIES to maintain a commercial relationship;

32.1.1. If the hypotheses described in item 32.1 come true, and for the purpose of rescinding this AGREEMENT, the CONTRACTING PARTY shall notify the CONTRACTED PARTIES, indicating the reasons that have led to said rescission.

32.2 Should this AGREEMENT be rescinded, as a result of any of the above hypotheses coming true, the CONTRACTED PARTIES shall not be entitled to any indemnification. Only payment for equipment delivered and services rendered up to the date of communication of rescission, provided they have been accepted, shall be owed to the CONTRACTED PARTIES. The CONTRACTING PARTY, however, shall be entitled to withhold the amounts owed to the CONTRACTED PARTIES for settlement of the contractual fine determined in Clause 17, or as indemnification for the assessed losses and damages.

32.3 This AGREEMENT may be rescinded by the CONTRACTED PARTIES under the following hypotheses:

(a) If the CONTRACTING PARTY files for receivership or bankruptcy or if it is declared bankrupt; and

(b) If the CONTRACTING PARTY is over sixty (60) days late in making any of the payments owed the CONTRACTED PARTIES, in connection with events demonstrably performed and accepted by the CONTRACTING PARTY, as described in Clause 14, there being no clause expressly authorizing the CONTRACTING PARTY to suspend payment.

32.4 In any case of rescission or termination of this AGREEMENT, the amounts corresponding to the equipment delivered and to the services rendered up until the actual date of rescission hereof, provided they have been accepted, shall be paid by the CONTRACTING PARTY under the terms agreed upon, subject to the provisions of item 32.2 above.

CLAUSE 33 – ADDENDUM TO THE CORE SUPPLY AGREEMENT

33.1 By this AGREEMENT and lawfully, Clauses 10.2(a) and 14.5.1 of the CORE Supply Agreement are amended and shall hereby read as follows, it being agreed that, for the purposes of the changes hereinbelow, this AGREEMENT shall be called “Access Supply Agreement”:

"10.2 The deadlines stipulated in this clause may only be extended by means of an Agreement Addendum and in the following cases:

a) temporary suspension of the services, by order, in writing, of the CONTRACTING PARTY, for reasons not imputable to the CONTRACTED PARTIES, pursuant to Clause 13, subject to the provisions of Clause 14. In this case, the CONTRACTING PARTY shall indemnify the CONTRACTED PARTIES for the direct costs incurred by the latter as a result of and for the period during which the suspension remains in force. The CONTRACTING PARTY shall not be responsible for payment to the CONTRACTED PARTIES of lost profits resulting from the suspension.

"14.5.1 The CONTRACTED PARTIES are fully aware that rendering of the assisted operation services shall only become possible after the start-up of the commercial operations of the Telecommunications Network, which, in turn, depends on prompt and faithful performance of the obligations undertaken by the CONTRACTED PARTIES in the Access Supply Agreement, it being hereby agreed that, should the activities of the CONTRACTED PARTIES in connection with the assisted operation, as described herein, have to be suspended by virtue of nonfeasance or delay of the CONTRACTED PARTIES in the performance of their obligations, as stipulated in the Access Supply Agreement, all costs, whether direct or indirect, incurred by the CONTRACTED PARTIES by virtue of the aforementioned suspension shall be born solely by the latter, at no expense to the CONTRACTING PARTY.”

33.2. By this AGREEMENT and lawfully, Clauses 14.5.2, 14.5.3 and 16.2 of the CORE Supply Agreement are revoked and cease to have any effect.

33.3 All the other provisions of the CORE Supply Agreement are hereby ratified in so far as they do not go against the provisions of this Clause 33.

CLAUSE 34 – COURT AND GOVERNING LAW

34.1 The PARTIES elect the court of the city of Belo Horizonte, State of Minas Gerais, over all others, no matter how privileged they may be, to settle all issues resulting from the performance hereof.

34.2 The validity, interpretation, rights and obligations of the PARTIES, pursuant to this AGREEMENT, shall be government by the laws of the Federative Republic of Brazil.

IN WITNESS WHEREOF, THE PARTIES ENTER INTO THIS AGREEMENT, SIGNED IN TWO (2) COPIES IN THE PRESENCE OF TWO (2) UNDERSIGNED WITNESSES.

Belo Horizonte, July 16, 2004

[illegible signature]
AMAZÔNIA CELULAR S.A.

[illegible signature]
ERICSSON TELECOMUNICAÇÕES S.A.

[illegible signature]
ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA.
WITNESSES:

[illegible signature]	[illegible signature]
NAME: ALVARO C. PEÇANHA	NAME: RICARDO TOSHIRO YOSHINAGA
CPF NUMBER: 506376816-49	CPF NUMBER: 076842188-83

INSTRUMENT OF ADDENDUM # 1 TO THE AGREEMENT FOR SUPPLY AND RENDERING OF SERVICES

By this Instrument of Addendum, on one hand, AMAZÔNIA CELULAR S.A., federal tax roll number CNPJ/MF 02.361.554/0002 -14, headquartered at Travessa Rui Barbosa, 931, Nazaré, in the city of Belém, PA, Brazil, represented herein by the undersigned proxies, hereinafter referred to simply as CONTRACTING PARTY; and on the other hand,

ERICSSON TELECOMUNICAÇÕES S.A, federal tax roll number CNPJ/MF 33.067.745/0001 -27, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON; and (d) ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA., federal tax roll number CNPJ/MF 03.619.317/0001 -07, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON SERVIÇOS, and jointly with ERICSSON, hereinafter referred to simply as CONTRACTED PARTIES ;

WHEREAS, the parties entered into on July 1, 2004 the Agreement for Supply and Rendering of Services for the GSM SYSTEM CORE (“CORE”);

WHEREAS the parties entered into on July 16, 2004 the Agreement for Supply and Rendering of Services for the GSM SYSTEM ACCESS (“ACCESS”) which, jointly with the CORE, compose the GSM Telecommunications Network (“GSM NETWORK”) of the CONTRACTING PARTY;

WHEREAS the CONTRACTING PARTY, in compliance with the provision in the items 4.1 and 4.1.1 of the Agreement for Supply and Rendering of Services for the ACCESS, is interested in amending the Basic Assumptions, with the intention to include thirty-one (31) locations in the GSM Network coverage area;

WHEREAS the amendment to the Basic Assumptions shall represent an addition of equipment, material and services to be rendered and, consequently, an increase in the Lump Sum of the AGREEMENT;

WHEREAS the amendment to the Basic Assumptions shall not generate any amendment to the GSM Network implementation Schedule; and

ACCESS AGREEMENT – APPORTIONMENT TABLE – AMAZÔNIA CELULAR

	APPORTIONMENT TABLE SITES – EVENTS 1 and 2

	CLAUSE 8.1.1.

	AMAZÔNIA CELULAR – ADDENDUM 31 SITES

	EVENT	% amount	DDP – R$

	0	20%	1,257,692.57

	1	30%	1,886,538.85

	2	20%	1,257,692.57

	3	20%	1,257,692.57

	4	10%	628,846.28

		100%	6,288,462.84

		BTS Amount	31

AMOUNT OF EACH SITE – DDP (R$)			Total

BTS	Indoor Omni – 1 Cabinet	152,143.40	912,860.38

BTS	Indoor Two Sectors – 1 Cabinet	161,093.01	161,093.01

BTS	Indoor Three Sectors – 1 Cabinet	176,112.41	176,112.41

BTS	Outdoor Omni – 1 Cabinet	178,992.23	3,042,867.93

BTS	Outdoor Two Sectors – 1 Cabinet	196,891.45	590,674.36

	Outdoor Three Sectors – 1
BTS		214,790.68	644,372.03
	Cabinet

	Total BTS		5,527,980.13

SITE	BSC BLM1	331,830.56	331,830.56

SITE	BSC MNS1		-

SITE	BSC MA	249,298.43	249,298.43

SITE	BSC AMAPÁ		-

SITE	BSC RR		-

SITE	OSS	179,353.72	179,353.72

SITE	Spare BTS		-

SITE	Spare BSC

	Total	760,482.71	6,288,462.84

EVENT	amount sites %	DDP – R$

1	30%	1,658,394.04

	# sites	31

Amount per site event 1		53,496.58

EVENT	amount sites %	DDP – R$

2	20%	1,105,596.03

	# sites	31

Amount per site event 2		35,664.39

BTS Type	Amount

Indoor Omni – 1 Cabinet	6

Indoor Two Sectors – 1 Cabinet	1

Indoor Three Sectors – 1 Cabinet	1

Outdoor Omni – 1 Cabinet	17

Outdoor Two Sectors – 1 Cabinet	3

Outdoor Three Sectors – 1 Cabinet	3

Total	31

WHEREAS, on August 17, 2004, the CONTRACTED PARTIES presented the G4019 Proposal
- ADDENDUM 31 SITES AMAZÕNIA CELULAR, as per increased scope requested by the CONTRACTING PARTY, and, hereinafter, this Proposal shall be an integral part of the PROPOSAL (Attachment II) initially presented for the GSM Network implementation;

The parties DECIDE to enter into this Instrument of Addendum, which shall be ruled by the following conditions.

CLAUSE 1 - AMENDMENTS

1.1 The parties decide to amend the item 2.1 of the AGREEMENT, which shall have the following wording:

“2.1 The subject-matter of this AGREEMENT is the supply and implementation, by the CONTRACTED PARTIES, to the CONTRACTING PARTY, on a “turn-key lump sum” basis (i.e., a complete job for a single lump sum), of all the new equipment, computer programs, services and new material that make up GSM System ACCESS ("ACCESS"), as described in detail in the CONSOLIDATED RFP (Attachment I), in the PROPOSAL (Attachment III) and in the G4019 PROPOSAL (Attachment VI), including the rendering of installation services and integration of ACCESS to the other Network Elements that make up the CONTRACTING PARTY’s Telecommunications Network, as established in the CONSOLIDATED RFP, as well as training, assisted operation and optimization services, as described in detail herein.”

1.2 The parties decide to amend the item 6.1 of the AGREEMENT, which shall have the following wording:

“6.1 For all legal purposes and effects, this AGREEMENT comprises the documents listed below, as if they were transcribed herein. These documents hereinafter shall be referred to as Included Documents.

Attachment I	CONSOLIDATED RFP

Attachment II	PROPOSAL

Attachment III	DEFINITIONS

Attachment IV	LIST OF UNIT PRICES (“LUP”)

Attachment V	ENDER USER STATEMENT

Attachment VI	G4019 Proposal - ADDENDUM 31 SITES AMAZÔNIA CELULAR

1.2 The parties decide to amend the item 7.2 of the AGREEMENT, which shall have the following wording:

7.2 The lump sum for supplying and implementing ACCESS shall be the sum of (i) fifty-nine million, one hundred, seventy-three thousand, two hundred, thirty-one reais and fifty-two centavos (R$ 59,173,231.52), which amount shall be fixed and not adjustable, referring to the portion of materials, equipment and domestic services, and of: (ii) six million, five hundred, fifty-one thousand, three hundred, forty-seven reais and eighty-seven centavos (R$ 6,551,347.87), which amount refers to the portion of equipment, materials and software to be imported, in foreign currency, on the date of the signature of this agreement, at two million, one hundred, eleven thousand, nine hundred, seventy-five U.S. dollars and forty-six cents (US$ 2,111,975.46) .”

1.3 The parties decide to amend the item 8.1 of the AGREEMENT, which shall have the following wording:

8.1 Payments shall only be made once the CONTRACTING PARTIES have accepted that the events to which they refer have indeed occurred, according to the following Schedule and subsequent items:

Event	Physical Event	Value

0	Signing AGREEMENT.	Twenty per cent (20%) of the AGREEMENT’s total value, as per item 7.6.

0.1	Signing ADDENDUM	Twenty per cent (20%) of the G4019 PROPOSAL’s total value (Attachment VI)

1	Delivery of all of the equipment, materials and software per Site, as	Thirty per cent (30%) of the AGREEMENT’s total value, as per item 7.6, to be paid on a prorated basis, per Site, taking into account

	defined in Attachment III.	the table included in item 8.1.1.

2
Issuance of the Statement of Initial Acceptance of the System that is the subject- matter of the AGREEMENT or Commercial Activation of each Site, as defined in Attachment III, whichever takes place first.

Twenty per cent (20%) of the total value of the AGREEMENT, as per item 7.6, if the Statement of Initial Acceptance is issued, or twenty per cent (20%) of the AGREEMENT’s total value, prorated per commercially activated Site, if commercial activation takes place, taking into account the table included in item 8.1.1.

3	Issuance of the Statement of Partial Acceptance of the System that is the subject-matter of the AGREEMENT.	Twenty per cent (20%) of the total value of the AGREEMENT, as per item 7.6.

4	Issuance of the Statement of Final Acceptance of the System that is the subject- matter of the AGREEMENT.	Ten per cent (10%) of the total value of the AGREEMENT, as per item 7.6.

1.4 The parties decide to amend the item 8.1.2 of the AGREEMENT, which shall have the following wording:

8.1.2. The parties agree that advances necessary for the payments provided for in Event 0 and 0.1 of item 8.1 are subject to submission by the CONTRACTED PARTIES of Bank Letters of Guarantee, the amounts of which shall respectively correspond to twenty per cent (20%) of the total amount of this AGREEMENT and twenty per cent (20%) of the amount of the G4019 PROPOSAL (Attachment VI), as per item 7.6, issued by a first-tier financial institution, which shall waive the benefits granted under articles 827, 835 and 838 of the Brazilian Civil Code. The said Banks Letter of Guarantee shall be valid up to the time when Event 1 of item 8.1 has been discharged.

CLAUSE 2 - GENERAL PROVISIONS

2.1 The clauses and conditions provided for by the Agreement entered into on July 16, 2004, which do not conflict with the provisions herein, remain in force, ensuring that, in the AGREEMENT, every time the expression “PROPOSAL (Attachment II)” is mentioned, it shall be understood as “PROPOSAL (Attachment II) and G4019 PROPOSAL (Attachment VI)”.

In witness whereof, the Parties sign this present instrument in three (3) counterparts of equal tenor and form, in the presence of two (2) witnesses present throughout.

Belo Horizonte, September 8, 2004.

[illegible signature]	[illegible signature]
Eduardo Moreno	Cristiane Martins
Engineering and Technological Development	Purchase Manager
Officer	AMAZÕNIA CELULAR S/A
AMAZÕNIA CELULAR S/A

[illegible signature]	[illegible signature]
André Machado Fonseca	MD - Sérgio Quiroga da Cunha
Business Officer - KAM	Vice-President
ERICSSON TELECOMUNICAÇÕES S/A	ERICSSON TELECOMUNICAÇÕES S/A

[illegible signature]	[illegible signature]
André Machado Fonseca	MD - Sérgio Quiroga da Cunha
Business Officer - KAM	Vice-President
ERICSSON SERVIÇOS DE	ERICSSON SERVIÇOS DE
TELECOMUNICAÇÕES LTDA	TELECOMUNICAÇÕES LTDA

WITNESSES:

[illegible signature]

NAME: Roberto Fernandes Dantas
CPF NUMBER: 385665756-87

[illegible signature]

NAME: Edson Pereira Alves
CPF NUMBER: 089457238-54

ATTACHMENT VI

ERICSSON

Attending to this matter, name, telephone	Date	Reference
EDB/MW Edson Pereira Alves 55 11 6224-0099	8/17/2004	EDB/MW-04:101
Place	Your Date
São Paulo

To
TELEMIG CELULAR
Belo Horizonte - State of Minas Gerais

Attn.: Roberto Dantas

RE.: G4019 Proposal - ADDENDUM 31 SITES AMAZÔNIA CELULAR

1. PURPOSE

The Subject-Matter of this proposal is the supply of equipment, installation material, services and infrastructure for thirty-one (31) additional sites to the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region, according to your request.

2. PRICES

The total price of the proposal, including taxes, considering the unit prices of the agreement is six million, eight hundred, forty-six thousand, five hundred, sixty-two reais and fifty-seven centavos (DDP-BRL 6,846,562.57) .

In view of the provision in the clause 4.1.1 of the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region, the average price per site, including taxes shall be two hundred, two thousand, eight hundred, fifty-three reais and sixty-four centavos (DDP-BRL 202,853.64) for the addition of up to twenty-two per cent (22%) of number of sites.

Therefore, considering the average amount per site specified above, the total amount of this addendum shall be six million, two hundred, eighty-eight thousand, four hundred, sixty-two reais and eighty-four centavos (DDP-BRL 6,288,462.84), including taxes.

3. DEADLINES

The deadline for the delivery and implementation of the equipment offered in this proposal shall be agreed upon between Telemig/Amazônia Celular and Ericsson, taking as basis the agreement schedule for the Amazônia Celular region.

4.	TAXES

	4.1	The tax rates of the Amazônia Celular region were considered.

	4.2	Should the tax legislation be changed, the new conditions or rates shall be the purpose ofan adjustment, in compliance with the new laws, which shall be effective as from the proposal presentation date.

ERICSSON

5. PAYMENT CONDITIONS

The payments shall be as per conditions provided for in the CLAUSE 8 - PAYMENT CONDITIONS of the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region.

6. ADJUSTMENT CONDITIONS

The adjustment shall be that as per conditions established in the CLAUSE 7 - PRICE, sub-item 7.5 of the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region.

7. CHARGES DUE TO LATE PAYMENT

The payments shall be that as per conditions established in the CLAUSE 8 - PAYMENT CONDITIONS, sub-item 8.9 of the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region.

8. WARRANTIES

The warranties shall be those as per conditions established in the CLAUSE 20 - WARRANTIES, of the GSM network Access Agreement entered into on 7/16/2004 for the Amazônia Celular region.

9. INVOICING METHOD

The invoicing of the items herein shall be as agreed upon between Telemig/Amazônia Celular and Ericsson, at a meeting held on 8/16/2004 (please refer to the e-mail attached), and as per the average amounts per site of this addendum (please refer to the apportionment spreadsheet attached).

10. VALIDITY OF THE PROPOSAL

This proposal is valid up to thirty (30) days, counted from its presentation date.

Sincerely,

Edson Pereira Alves
Sales Manager

ERICSSON

1.1 ATTACHMENTS

“G4019 - ADDENDUM 3
SITES.xls”

“8.1.1 _Apportionment Table - Addendum 31 Sites

“Invoicing of the Access Agreements

G 4019 – AC – SUMMARY2

GENERAL SUMMARY – 31 SITES ADDENDUM – G4019 PROPOSAL – 8/16/04

GSM – AMAZÔNIA CELULAR

Supplier	ERICSSON		US Dollar Rate	3.1020

31 SITES AMAZÔNIA CELULAR ADDENDUM	ACCESS		INFRA		TOTAL AMOUNT WITHOUT ICMS IN R$	TOTAL AMOUNT IN R$

	Total Amount in R$	Total Amount in R$ (without ICMS)	Total Amount in R$	Total Amount in R$ (without ICMS)	DDP converted into R$	DDP converted into R$

Phase 1	5,270,173.39	5,038,391.46	1,576,389.18	1,521,191.93	6,559,583.39	6,846,562.57

TOTAL	5,270,173.39	5,038,391.46	1,576,389.18	1,521,191.93	6,559,583.39	6,846,562.57

Reduction of the amount to comply with the provision in the clause 4.1.1 of the Access Agreement of Amazônia Celular as clarification in the letter EDB/MW-04:101, of this G4019 proposal.					-558,099.73	-558,099.73

Addendum Total Amount					6,001,483.66	6,288,462.84

G 4019 – AC – ACCESS1

SPREAD SHEET OF PRICES AND QUANTITIES PER TYPE OF ELEMENT – AMAZÔNIA CELULAR
GSM BASIC ACCESS

Proposal: G 4019		US Dollar Rate			3.10

Date: August/2004

ITEM	DESCRIPTION	PHASE 1

		Items rated in US$					Items rated in R$		Total Amount in R$	Total Amount in R$ (Without ICMS)

		Amount in US$			DDP converted into R$	DDP converted into R$ (Without ICMS)	Amount without ICMS	Total Amount

		FOB	DDP	DDP (Without ICMS)

1	BSC Total	166,256.58	187,340.10	187,340.10	581,128.99	581,128.99			581,128.99	581,128.99

2	BTS Total	35,799.12	44,579.45	41,458.98	138,285.45	128,605.76	2,945,595.54	3,068,508.71	3,206,794.16	3,074,201.30

3	RADIATING SYSTEM Total	29,925.00	37,264.70	34,656.05	115,595.10	107,503.07	1,210,293.58	1,301,390.61		1,317,796.65

4	SOBRESS Total

5	BSS NETWORK MANAGEMENT Total	18,672.52	21,039.50	21,039.50	65,264.53	65,264.53			65,264.53	65,264.53

TOTAL		250,653.22	290,223.75	284,494.63	900,274.07	882,502.34	4,155,889.12	4,369,899.32	5,270,173.39	5,038,391.46

G 4019 – AC – ACCESS1

SUMMARY OF THE AMAZÔNIA CELULAR NETWORK AMOUNTS – 8/16/04

GSM – ACCESS – CONTRACTUAL ADDENDUM

Supplier		Ericsson Telecomunicações S/A						US Dollar Rate	3.1020

	Items rated in US$					Items rated in R$		Total Amount in R$	Total Amount in R$ (Without ICMS)

	Amount in US$			DDP converted into R$	DDP converted into R$ (Without ICMS)	Amount without ICMS	Total Amount

	FOB	DDP	DDP (Without ICMS)

Phase 1	250,653.22	290,223.75	284,494.63	900,274.07	882,502.34	4,155,889.12	4,369,899.32	5,270,173.39	5,038,391.46

TOTAL	250,653.22	290,223.75	284,494.63	900,274.07	882,502.34	4,155,889.12	4,369,899.32	5,270,173.39	5,038,391.46

G 4019 addendum AC_Operation1 Support

SPREAD SHEET OF PRICES FOR OPERATION SUPPORT – AMAZÔNIA CELULAR

Proposal: G 4019 (31 Sites Addendum) Date: Aug - 16 - 04

ITEM	DESCRIPTION	Unit Value Hour worked (R$)

		Without Taxes	ISS	Total

	Technical Support after Guarantee – item 8.1

	Access – 31 BTSs

	Annual System Support	130,368.17	5%	152,032.85

	Repair of Units after Guarantee – item 7.

	Access – 31 BTSs

	Repair of Defective Units 60 (nac/imp) annual	86,991.58	5%	101,447.91

	Total	217,359.75		253,480.75

PRICES AND QUANTITIES SPREADSHEET - AMAZÔNIA CELULAR
GSM - ACCESS ADDENDUM

Proposal:	G 4019				U.S. dollar rate: R$ 3.10
Date:	Aug-04

Item	Description	Quantity	Stage 1
			*****					******		Total amount in R$	Total amount in R$ (excluding ICMS)
		Stage 1	Amount in US$			DDP converted into R$	DDP converted into R$ (excluding ICMS)	Amount excluding	Total Amount
			FOB	DDP	DDP (excluding ICMS)
	BSC BLM
	SOFTWARE
FAP 131 177	BSS R10 Basic SW Package	240	15,876.00	17,887.20	17,887.20	55,486.09	55,486.09			55,486.09	55,486.09
FAJ 122 574/1	14.4 kbits/s Circuit Switched Data	240	892.80	1,005.60	1,005.60	3,119.37	3,119.37			3,119.37	3,119.37
FAJ 122 287/1	Discontinuous Transmission (DTX) Downlink	240	573.60	645.60	645.60	2,002.65	2,002.65			2,002.65	2,002.65
FAJ 122 256/1	Discontinuous Transmission (DTX) Uplink	240	573.60	645.60	645.60	2,002.65	2,002.65			2,002.65	2,002.65
FAJ 122 910/3	Dynamic DTS Power Control	240	706.00	799.20	799.20	2,479.12	2,479.12			2,479.12	2,479.12
FAJ 122 260/4	Dynamic MS Power Control	240	706.00	799.20	799.20	2,479.12	2,479.12			2,479.12	2,479.12
FAJ 122 430/2	Dynamic Overlaid/Underlaid Subcels	240	1,569.60	1,768.80	1,768.80	5,486.82	5,486.82			5,486.82	5,486.82
FAJ 122 315/1	Half Rate Channels	240	2,872.80	3,237.60	3,237.60	10,043.04	10,043.04			10,043.04	10,043.04
FAJ 121 329/1	Enhanced Full Rate (EFR)	240	3,192.00	3,597.60	3,597.60	11,159.76	11,159.76			11,159.76	11,159.76
FAJ 122 288/1	Frequency Hopping	240	1,149.60	1,296.00	1,296.00	4,020.19	4,020.19			4,020.19	4,020.19
FAJ 122 573/1	Multi Layered HCS	240	3,192.00	3,597.60	3,597.60	11,159.76	11,159.76			11,159.76	11,159.76
FAJ 122 438/2	High Speed Circuit Switched Data (HSCSD)	240	1,915.20	2,157.60	2,157.60	6,692.88	6,692.88			6,692.88	6,692.88
FAJ 122 284/8	SMS Cell Broadcast	240	950.40	1,070.40	1,070.40	3,320.38	3,320.38			3,320.38	3,320.38
FAJ 122 435/1	Support of Remote BSCs	240	3,511.20	3,955.20	3,955.20	12,269.03	12,269.03			12,269.03	12,269.03
FAJ 121 055/2	Adaptive Multi Rate (AMR)	240	2,642.40	2,978.40	2,978.40	9,239.00	9,239.00			9,239.00	9,239.00
FAJ 121 51	Flexible Positioning Support	240	775.20	873.60	873.60	2,709.91	2,709.91			2,709.91	2,709.91
FAJ 121 052/1	Multi Band BSC	240	712.80	804.00	804.00	2,494.01	2,494.01			2,494.01	2,494.01
FAJ 121 053/1	Multi Band Services	240	712.80	804.00	804.00	2,494.01	2,494.01			2,494.01	2,494.01
FAJ 121 065/1	Multi Band Cell	240	1,917.60	2,160.00	2,160.00	6,700.32	6,700.32			6,700.32	6,700.32
FAJ 121 582/1	Dynamic Half Rate Allocation	240	892.80	1,005.60	1,005.60	3,119.37	3,119.37			3,119.37	3,119.37
FAJ 121 909/1	Idle Channel Measurement	240	1,416.00	1,596.00	1,596.00	4,950.79	4,950.79			4,950.79	4,950.79
FAJ 121 381/1	Adaptive Configuration of SDCCHs	240	232.80	261.60	261.60	811.48	811.48			811.48	811.48
FAJ 121 52/1	Extended Cell Range 121 km	240	765.60	861.60	861.60	2,672.68	2,672.68			2,672.68	2,672.68
TBD6	Edge Activation SW fee (per DTRU)	30	26,997.90	30,420.30	30,420.30	94,363.77	94,363.77			94,363.77	94,363.77
FAJ 122 399/1	Statistics Based on Measurement results	240	573.60	645.60	645.60	2,002.65	2,002.65			2,002.65	2,002.65
FAJ 122 911/1	Cell Load Sharing	240	708.00	799.20	799.20	2,479.12	2,479.12			2,479.12	2,479.12
FAJ 122 290/2	Intra-Cell Handover	240	384.00	434.40	434.40	1,347.51	1,347.51			1,347.51	1,347.51
FAJ 122 437	A-bis interface over satellite	240	18,517.40	20,865.60	20,865.60	64,725.09	64,725.09			64,725.09	64,725.09
	BSC MA
	SOFTWARE
FAP 131 177	BSS R10 Basic SW Package	224	14,817.60	16,694.72	16,694.72	51,787.02	51,787.02			51,787.02	51,787.02
FAJ 122 574/1	14.4 kbits/s Circuit Switched Data	224	833.26	938.56	938.56	2,911.41	2,911.41			2,911.41	2,911.41
FAJ 122 287/1	Discontinuous Transmission (DTX) Downlink	224	535.36	602.56	602.56	1,869.14	1,869.14			1,869.14	1,869.14
FAJ 122 256/1	Discontinuous Transmission (DTX) Uplink	224	535.36	602.56	602.56	1,869.14	1,869.14			1,869.14	1,869.14
FAJ 122 910/3	Dynamic DTS Power Control	224	660.80	745.92	745.92	2,313.84	2,313.84			2,313.84	2,313.84
FAJ 122 260/4	Dynamic MS Power Control	224	660.80	745.92	745.92	2,313.84	2,313.84			2,313.84	2,313.84
FAJ 122 430/2	Dynamic Overlaid/Underlaid Subcels	224	1,464.96	1,650.88	1,650.88	5,121.03	5,121.03			5,121.03	5,121.03
FAJ 122 315/1	Half Rate Channels	224	2,681.28	3,021.76	3,021.76	9,373.50	9,373.50			9,373.50	9,373.50
FAJ 121 329/1	Enhanced Full Rate (EFR)	224	2,979.20	3,357.76	3,357.76	10,415.77	10,415.77			10,415.77	10,415.77
FAJ 122 288/1	Frequency Hopping	224	1,072.95	1,209.60	1,209.60	3,752.18	3,752.18			3,752.18	3,752.18
FAJ 122 573/1	Multi Layered HCS	224	2,979.20	3,357.60	3,357.60	10,415.77	10,415.77			10,415.77	10,415.77
FAJ 122 438/2	High Speed Circuit Switched Data (HSCSD)	224	1,787.52	2,013.76	2,013.76	6,246.68	6,246.68			6,246.68	6,246.68
FAJ 122 284/8	SMS Cell Broadcast	224	887.04	999.04	999.04	3,099.02	3,099.02			3,099.02	3,099.02
FAJ 122 435/1	Support of Remote BSCs	224	3,277.12	3,691.52	3,691.52	11,451.10	11,451.10			11,451.10	11,451.10
FAJ 121 055/2	Adaptive Multi Rate (AMR)	224	2,466.24	2,779.84	2,779.84	8,623.06	8,623.06			8,623.06	8,623.06
FAJ 121 51	Flexible Positioning Support	224	723.52	815.36	815.36	2,529.25	2,529.25			2,529.25	2,529.25
FAJ 121 052/1	Multi Band BSC	224	665.28	750.40	750.40	2,327.74	2,327.74			2,327.74	2,327.74
FAJ 121 053/1	Multi Band Services	224	665.28	750.40	750.40	2,327.74	2,327.74			2,327.74	2,327.74
FAJ 121 065/1	Multi Band Cell	224	1,789.76	2,016.00	2,016.00	6,253.63	6,253.63			6,253.63	6,253.63
FAJ 121 582/1	Dynamic Half Rate Allocation	224	833.28	938.56	938.56	2,911.41	2,911.41			2,911.41	2,911.41
FAJ 121 909/1	Idle Channel Measurement	224	1,321.60	1,489.60	1,489.60	4,620.74	4,620.74			4,620.74	4,620.74
FAJ 121 381/1	Adaptive Configuration of SDCCHs	224	217.28	244.16	244.16	757.38	757.38			757.38	757.38
FAJ 121 52/1	Extended Cell Range 121 km	224	714.56	804.16	804.16	2,494.50	2,494.50			2,494.50	2,494.50
TBD6	Edge Activation SW fee (per DTRU)	28	25,196.04	28,392.28	28,392.28	88,072.85	88,072.85			88,072.85	88,072.85
FAJ 122 399/1	Statistics Based on Measurement results	224	535.36	602.58	602.58	1,869.14	1,869.14			1,869.14	1,869.14
FAJ 122 911/1	Cell Load Sharing	224	660.80	745.92	745.92	2,313.84	2,313.84			2,313.84	2,313.84
FAJ 122 290/2	Intra-Cell Handover	224	358.40	405.44	405.44	1,257.67	1,257.67			1,257.67	1,257.67

	BTS
	2206 1800Mhz
	2206 (1,1,1) CDUGu 1800Mhz
FAB 620 868/002	RBS 2206 1,1,2 CDU-Gu, 1800Mhz, E1, -48VDC	1						24,635.29	26,489.56	26,489.56	24,635.29
FAB 620 559/08	dTRU EDGE 1800Mhz (1,0,1)	1						32,106.64	34,523.27	34,523.27	32,106.64

	2206 - 900 Mhz
	RBS HW - 2206 (1) CDUGu 900Mhz
FAB 620 348/014	RBS 2206 2,-,- CDU-Gu, 900Mhz, E1, -48VDC	4						69,463.44	74,691.88	74,691.88	69,463.44
FAB 620 551/01	dTRU EDGE 900Mhz (1)	4						64,213.32	69,046.56	69,046.56	64,213.32
	RBS HW - 2206 (3) CDUGu 900Mhz
FAB 620 315/013	RBS 2206 2,-, - up to 4, -, - CDUGc, 900Mhz, E1, -48VDC	1						17,365.86	18,672.97	18,672.97	17,365.86
FAB 620 552/01	dTRU EDGE 900Mhz (2)	1						32,102.64	34,523.27	34,523.27	32,102.64
	RBS HW - 2206 (3) (1, 1) CDUGu 900Mhz
FAB 620 879/014	RBS 2206 1,1,-CDU-Gu, 900Mhz, E1, -48VDC	1						20,192.86	21,712.75	21,712.75	20,192.86
FAB 620 551/01	EDGE dTRU 900Mhz (1)	1						16,053.33	17,251.64	17,251.64	16,053.33

	2106 900Mhz GSM
	RBS HW - 2106. (1) CDUGc 900Mhz
FAB 620 808/002	RBS 2106 900Mhz, CDU-Gc, 900Mhz, E1	17						633,921.16	681,635.74	681,635.74	633,921.16
FAB 620 551/01	EDGE dTRU 900Mhz (1)	17						272,906.61	293,447.88	293,447.88	272,906.61
	RBS HW 2106 (1,0,1) CDUGu 900Mhz
FAB 620 871/004	RBS 2106 1,1, -CDU-Gu, 900Mhz, E1	2						40,385.72	43,425.50	43,425.50	40,385.72
FAB 620 551/01	EDGE dTRU 900Mhz (1)	2						32,106.66	34,523.28	34,523.28	32,106.66
	2106 (1,0,1) CDUGc 900Mhz
FAB 620 875/004	RBS 2106 900Mhz, CDU-Gc, 3X4, E1	3						133,676.76	143,738.46	143,738.46	133,676.76
FAB 620 552/06	EDGE dTRU 900Mhz (1,0,1)	3						96,319.92	103,569.81	103,569.81	96,319.92

	2206 Dual Band
	RBS HW - 2206 900/1800 CDU-Gc 1X4X/1X4
FAB 620 707/004	RBS 2206 900/1800 CDU-Gc 1X4X/1X4, E1, -48VDC	1						21,808.29	23,449.77	23,449.77	21,808.29
FAB 620 558/03	dTRU 900 EDGE (1,0)	1						16,053.33	17,261.64	17,261.64	16,053.33
FAB 620 558/03	dTRU 1800 EDGE (0,1)	1						16,053.33	17,261.64	17,261.64	16,053.33
RPM 513 1782/00230	Connection Cable TRU - CDU - Uncombined Mode - 230mm	1						15.94	17.14	17.14	15.94
RPM 513 1782/00410	Connection Cable TRU - CDU - Uncombined Mode - 410mm	1						15.37	16.53	16.53	15.37

	ANP Equipment
KREB 101 0270	CTSDG - 09015 - 0DM - 900 Mhz	70						127,822.80	137,443.60	137,443.60	127,822.80
KRE 101 1905/1	742 212 - 1800 Mhz	3						5,508.36	5,992.96	5,992.96	5,508.36
KREB 101 0267	D200 - 0001 - 0041 -DUAL	10						95,429.30	102,612.10	102,612.10	95,429.30

	TMAs
KRY 112 14/12	Amplifier TMA (890-915 Mhz RX) for Radio Base Full Band with by-pass	40	26,880.00	33,472.50	31,129,50	103.832.63	96,564.02			103,832.63	96,564.02
KRY 112 61 2	Amplifier TMA 1800 Mhz for Radio Base Full Band with by-pass	5	3,045.00	3,526.45	3,526.45	11,762.47	10,939.05			11,762.47	10,939.05

	TMA Support
NTM 202 1048/01	TMA Support 1 sector, TMA - CM & 1 Bias - T Injector kit	24	25,240.32	31,430.88	29,230.80	97,496.59	90,673.94			97,496.59	90,673.94
NTM 202 1049/01	TMA Support 2 sector, TMA - CM & 2 Bias - T Injector kit	3	4,026.96	5,014.65	4,663.62	15,555.44	14,466.55			15,555.44	14,466.55
NTM 202 1050/01	TMA Support 3 sector, TMA - CM & 3 Bias - T Injector kit	4	6,531.84	8,133.92	7,564.56	25,231.42	25,231.42			25,231.42	23,465.27

	BTS INSTALLATION MATERIAL
TBD2	Set of materials (RBS 2106 CDU - G 1 sector)	17						509,140.48	547,462.90	547,462.90	509,140.48
TBD3	Set of materials (RBS 2106 CDU - G 2 sectors)	3						122,605.35	131,833.71	131,833.71	122,605.35
TBD4	Set of materials (RBS 2106 CDU - G 3 sectors)	3						106,811.64	114,851.22	114,851.22	106,811.64
TBD5	Set of materials (RBS 2206 CDU - G 1 sector)	6						188,877.32	181,588.50	181,588.50	188,877.32
TBD7	Set of materials (RBS 2206 CDU - G 2 sectors)	1						39,346.89	42,308.48	42,308.48	39,346.89
TBD8	Set of materials (RBS 2206 CDU - G 3 sectors)	1						34,751.44	37,367.14	37,367.14	34,751.44

	Professional Services
	Radio Network Services
FAYB 401 022/00012	Radio Network Design - Amazônia	31						531,211.66	531,211.66	531,211.66	531,211.66
FAYB 401 025/00002	Radio Network Improvement - Amazônia	31						257,074.63	257,074.63	257,074.63	257,074.63

	Rol-out BTS
FAYB 401 009/00039	Implementation BTS 2206 Omni and 1 Cabinet	6						64,436.70	64,436.70	64,436.70	64,436.70
FAYB 401 009/00040	Implementation BTS 2206 Two Sectors and 1 Cabinet	1						11,790,62	11,790,62	11,790,62	11,790,62
FAYB 401 009/00041	Implementation BTS 2206 Three Sectors and 1 Cabinet	1						12,541.47	12,541.47	12,541.47	12,541.47
FAYB 401 009/00045	Implementation BTS 2106 Omni and 1 Cabinet	17						176,614.02	176,614.02	176,614.02	176,614.02
FAYB 401 009/00046	Implementation BTS 2106 Two Sectors and 1 Cabinet	3						34,320.69	34,320.69	34,320.69	34,320.69
FAYB 401 009/00047	Implementation BTS 2106 Three Sectors and 1 Cabinet	3						36,122.73	36,122.73	36,122.73	36,122.73

	Project Management BTS
FAYB 401 003/00005	Project Management - Implementation	31						188,493.33	188,493.33	188,493.33	188,493.33

	OSS
INF 901 450/N13	GSM RAN, BTS Configuration Management (BCM)	58	2,449.92	2,760.22	2,760.22	8,562.20	8,562.20			8,562.20	8,562.20
INF 901 450/N1	GSM RAN, Starter	58	14,419.38	16,246.96	16,246.96	50,398.07	50,398.07			50,398.07	50,398.07
INF 901 450/N9	GSM RAN, Statistical Gateway (SGw)	58	1,110.12	1,251.06	1,251.06	3,880.79	3,880.79			3,880.79	3,880.79
INF 901 450/N8	GSM RAN, Statistical Measurement Initiator and Administration	58	693.1	781.26	781.26	2,423.47	2,423.47			2,423.47	2,423.47

GSM AC Project

Item	Location	State	# BTS Project Phase 1

1	CHAPADINHA	MA	1

2	COELHO NETO	MA	1

3	COROATA	MA	1

4	GRAJAU	MA	1

5	PEDREIRAS	MA	1

6	PINHEIRO	MA	1

7	PRESIDENTE DUTRA	MA	1

8	SANTA INES	MA	1

9	SANTA LUZIA	MA	1

10	SANTA RITA	MA	1

11	SÃO BENTO	MA	1

12	SÃO DOMINGOS DO MARANHAO	MA	1

13	SÃO MATHEUS DO MARANHAO	MA	1

14	VIANA	MA	1

15	VITORIA DO MEARIM	MA	1

16	AUGUSTO CORREA	PA	1

17	BENFICA	PA	1

18	BUJARU	PA	1

19	CARAJAS	PA	2

20	IGARAPE-MIRIM	PA	1

21	IRITUIA	PA	1

22	ITUPIRANGA	PA	1

23	MARUDA	PA	1

24	MORADA NOVA	PA	1

25	NOVA TIMBOTEUA	PA	1

26	SANTA LUZIA	PA	1

27	SANTAREM NOVO	PA	1

28	SÃO DOMINGOS DO ARAGUAIA	PA	1

29	SÃO DOMINGOS DO CAPIM	PA	1

30	SÃO JOAO DE PIRABAS	PA	1

Total			31

INSTRUMENT OF ADDENDUM TO THE AGREEMENT FOR SUPPLY AND RENDERING OF SERVICES FOR THE GSM NETWORK ACCESS

The PARTIES defined as follows:

AMAZÔNIA CELULAR S.A., federal tax roll number CNPJ/MF 02.361.554/0002 -14, headquartered at Travessa Rui Barbosa, no. 931, Nazaré, in the city of Belém, PA, Brazil, represented herein by the undersigned proxies, hereinafter referred to simply as CONTRACTING PARTY;

ERICSSON TELECOMUNICAÇÕES S.A, federal tax roll number CNPJ/MF 33.067.745/0001 -27, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON; and (d) ERICSSON SERVIÇOS DE TELECOMUNICAÇÕES LTDA., federal tax roll number CNPJ/MF 03.619.317/0001 -07, headquartered at Rua Maria Prestes Maia, 300, parte, Vila Guilherme, São Paulo, SP, Brazil, represented herein by its undersigned legal representatives, hereinafter referred to simply as ERICSSON SERVIÇOS, and jointly with ERICSSON, hereinafter referred to simply as CONTRACTED PARTIES ;

WHEREAS

- the PARTIES entered into on July 1, 2004, jointly with Telemig Celular S.A., company belonging to the same economic group which the CONTRACTING PARTY belongs to, an Agreement, on a turn-key lump sum basis, for the supply and implementation, by the CONTRACTED PARTIES, of all new equipment, computer programs, new services and material which compose the GSM Network CORE (“Core Agreement”);

- the PARTIES entered into on July 16, 2004, an Agreement, on a turn-key lump sum basis, for the supply and implementation, by the CONTRACTED PARTIES, of all new equipment, computer programs, new services and material which compose the GSM
Network ACCESS (“Access Agreement”);

- the PARTIES entered into on February 24, 2005 an Instrument of transaction, acquittance and other covenants (“Term of Transaction”), in which the PARTIES agreed upon amendments in the clauses originally agreed in the Core Agreement and in the Access Agreement, which should be formalized by means of the execution of an Instrument of Contractual Addendum.

DECIDE to enter into this Instrument of Addendum to the Agreement for Supply and Rendering of Services for the GSM Network Access (“AGREEMENT”), which shall be ruled by the following clauses and conditions:

CLAUSE 1 - AMENDMENTS

1.1 - The PARTIES decide to amend the Implementation Schedule (doc. attached), which, once initiated by the PARTIES, shall rule the supply and implementation of the ACCESS, subject- matter of the AGREEMENT.

1.2 - The PARTIES agree to amend the provisions in the clause 14 of the AGREEMENT, so that the CONTRACTING PARTY may issue the Statements of Physical Acceptance per Site (TAS), pursuant to the provisions of the CONSOLIDATED RFP, with the exclusion of the item 10.2.1.1, which shall be observed for the issuance of the Statement of Initial Acceptance (TAI).

1.2.1 - The solution of all the pending matters, as provided for by the CONSOLIDATED RFP (Attachment I), is an essential condition for the issuance of the Statement of Partial Acceptance (TAP) and, consequently, the payment of the event 3 provided for by the item 8.1 of the AGREEMENT.

1.3 - Due to the Statement of Transaction entered into, the PARTIES decide to amend the items 18.1, 18.5 and 18.6, which shall have the following wording:

“18.1 The CONTRACTED PARTIES shall indemnify and hold the CONTRACTING PARTY and its directors, executives, agents and employees harmless from any complaint, requirement, legal proceeding, damage, cost, expense, loss or responsibility resulting from or related to this AGREEMENT, to the extent that these damages are caused by acts or omissions resulting from either involuntary or voluntary guilty conduct of either of the CONTRACTED PARTIES or of their agents, contractors, subcontractors, executives or employees or of any party under the responsibility of the CONTRACTED PARTIES, subject to a limit of ten per cent (10%) of the value of this AGREEMENT, as established in item 7.6.

18.5 The CONTRACTED PARTIES acknowledge that the execution of the services described herein may interfere adversely with the operation and functioning of the CONTRACTING PARTY’s current telecommunications network. Thus, the CONTRACTED PARTIES ensure the CONTRACTING PARTY that no interference shall occur in the telecommunications services rendered by the CONTRACTING PARTY to third parties; the CONTRACTED PARTIES shall be responsible for all damages that the CONTRACTING PARTY may incur in, as a result of possible interruptions or losses in the rendering of services, subject to the limit of ten per cent (10%) of the value of this AGREEMENT, as defined in item 7.6.

18.6 The CONTRACTING PARTY’s responsibility for the losses and damages that it may cause the CONTRACTED PARTIES and/or its subcontractors shall be limited to ten per cent (10%) of the total value of this AGREEMENT, as defined in item 7.6. ”

CLAUSE 2 - GENERAL PROVISIONS

2.1 - The clauses and conditions provided for by the Agreement entered into on July 16, 2004, which do not conflict with the provisions herein, remain in force, inclusively the clause of solution of disputes, which do not conflict with the provisions herein.

In witness whereof, the Parties sign this present instrument in two (2) counterparts of equal tenor and form, in the presence of two (2) witnesses present throughout.

Belo Horizonte, March 9, 2005.

[illegible signature]	[illegible signature]
André Almeida	AMAZÕNIA CELULAR S/A
Chief Operation Officer
AMAZÕNIA CELULAR S/A
[illegible signature]	[illegible signature]
ERICSSON TELECOMUNICAÇÕES S/A	ERICSSON TELECOMUNICAÇÕES S/A

[illegible signature]	[illegible signature]
ERICSSON SERVIÇOS DE	ERICSSON SERVIÇOS DE
TELECOMUNICAÇÕES S/A	TELECOMUNICAÇÕES S/A

WITNESSES:

[illegible signature]

[illegible signature]

Attachment - Implementation Schedule
Needed Sites - AC

PERIOD	Radiating Sites

Jan/05	20
Feb/05	10
Mar/05	1

TOTAL	31

TAI issue	Jun 31 05
Period of Assisted Operation	Jul 01 to Sep 30 05

TAP issue	Sep 31 05
Optimization Period	Oct 01 05 to Mar 31 06

TAF issue	Apr 01 06

The fine for delay in the compliance with this schedule shall be calculated as described in the item 17.1 of the Access agreement, considering the following events and based on the following amounts:
a) TAS - 100% of the site amount
b) TAI - 100% of the agreement amount
c) TAP - 20% of the agreement amount
d) TAF - 10% of the agreement amount